Filed Pursuant to Rule 424(b)(3)
File Number 333-129140
PROSPECTUS SUPPLEMENT NO. 1
Prospectus Supplement dated May 17, 2006
to Prospectus declared
effective on May 11, 2006
(Registration No. 333-129140)
CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
     This Prospectus Supplement No. 1 supplements our Prospectus dated May 12, 2006. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 1 together with the Prospectus.
     This Prospectus Supplement includes the following documents, as filed by us with the Securities and Exchange Commission:
•	the attached Current Report on Form 8-K of Cyberkinetics Neurotechnology Systems, Inc. dated March 31, 2006;

•	the attached Current Report on Form 8-K/A of Cyberkinetics Neurotechnology Systems, Inc. dated February 14, 2006; and

•	the attached Quarterly Report on Form 10-QSB of Cyberkinetics Neurotechnology Systems, Inc. dated March 31, 2006
     Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “CYKN.”
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this Prospectus Supplement is May 17, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2006

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
(Exact name of registrant specified in charter)

Delaware	000-50505	13-4287300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices)

(508) 549-9981
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
EXHIBIT INDEX
SIGNATURE
Item 1.01.      Entry into a Material Definitive Agreement
On March 31, 2006, Cyberkinetics Neurotechnology Systems, Inc. (the “Company”) entered into a Cost Reimbursement Subcontract Agreement (the “Agreement”) with Case Western Reserve University (“CWRU”) pursuant to which the Company agrees to perform certain research and development services for and in collaboration with CWRU in connection with the development by CWRU of certain neurotechnologies. CWRU will compensate the Company for services rendered in accordance with the budget agreed to by the parties. Work under the Agreement is anticipated to be completed by September 1, 2010.
The Company is requesting confidential treatment for certain portions of the Agreement.
Item 9.01.      Financial Statements and Exhibits
Cost Reimbursement Subcontract Agreement between Case Western Reserve University and Cyberkinetics Neurotechnology Systems, Inc., dated March 31, 2006 and attached hereto as Exhibit 10.1.
EXHIBIT INDEX

10.1**	Cost Reimbursement Subcontract Agreement between Case Western Reserve University and Cyberkinetics Neurotechnology Systems, Inc., dated March 31, 2006

**	Confidential treatment requested for certain portions of this agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.
Date: April 6, 2006	By:	/s/ Timothy R. Surgenor
Timothy R. Surgenor
President and Chief Executive Officer (Duly Authorized Officer)

Exhibit 10.1
COST REIMBURSEMENT
SUBCONTRACT AGREEMENT
BETWEEN
CASE WESTERN RESERVE UNIVERSITY
AND
CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
UNDER CONTRACT HHSN275200503403C
THIS AGREEMENT, by and between Case Western Reserve University, hereinafter referred to as “CWRU” and Cyberkinetics Neurotechnology Systems, Inc. whose principal place of business is 100 Foxborough Boulevard, Suite 240, Foxborough, Massachusetts 02045 hereinafter referred to as “SUBCONTRACTOR”, is for the purpose as hereinafter set forth.
WHEREAS, CWRU is the recipient of the following award (hereinafter referred to as “PRIME AWARD” and attached hereto as Exhibit A ) which is incorporated herein. All terms and conditions and applicable clauses of the PRIME AWARD are carried forth and shall apply to this AGREEMENT:

Award Number:	HHSN275200503403C
Project Sponsor:	NIH — NICHD
Project Title:	Controller Development for Upper Limb Movement
CWRU Principal Investigator:	Robert F. Kirsch
SUBCONTRACTOR Principal Investigator:	John Donoghue
And WHEREAS, said PRIME AWARD involves an approved collaborative effort between CWRU and SUBCONTRACTOR where SUBCONTRACTOR has agreed to use its personnel, facilities, and reasonable efforts in the performance of the work, THEREFORE, the parties mutually agree as follows:
ARTICLE I. STATEMENT OF WORK
SUBCONTRACTOR shall provide the necessary personnel, facilities, data and materials to perform the services specified in the attached statement of work, marked Exhibit B, which by this reference is incorporated herein.
ARTICLE II. SCHEDULE FOR DELIVERABLE ITEMS OR REPORTS OR BOTH
In connection with and as part of the work to be performed, SUBCONTRACTOR shall submit reports as specified in the Statement of Work attached hereto and as otherwise required by CASE under the terms of the PRIME AWARD.
ARTICLE III. PERIOD OF PERFORMANCE
Performance of this AGREEMENT shall begin September 2, 2005 and continue through * * * as the initial period of performance. A final completion date is anticipated by * * *. Subsequent periods of performance shall be extended, by amendment of this AGREEMENT, which shall be in writing and signed by all parties to this AGREEMENT.
ARTICLE IV. ESTIMATED COST AND PAYMENT
The estimated cost of this Agreement is USD * * * for the initial period of the contract. Total funds currently available for payment and allotted to this agreement are * * *. CWRU shall not, in the absence of a modification

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

hereto, be obligated to reimburse the Subcontractor for costs which are in excess of the currently allotted amount specified in this article. Subcontractor shall expend funds in strict accordance with the budget contained in Exhibit C, which is attached hereto and made a part hereof.
It is estimated that the amount currently allotted will cover performance of the Agreement through * * *.
CWRU may allot additional funds to the Agreement without the concurrence of the Subcontractor.
Negotiated increments for future periods are:

PERIOD	AMOUNT
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
The total amount shall not exceed * * * without the prior written approval of CWRU.
The funding for this Agreement is subject to and contingent upon the continuing availability of Federal funds for the purpose hereof.
SUBCONTRACTOR shall submit itemized invoices to CWRU not more frequently than monthly. The final invoice must be submitted no later than 60 days after the completion date. Said invoices must represent actual expenses paid and be certified by an appropriate institutional official. Subcontractor shall use NIH Invoice/Financing Request Form, NIH Form (RC-1), contained in Attachment 1 to the Prime Award (Exhibit A) and shall reference the CWRU number RES501126.
Submit an original and one copy to:

Robert F. Kirsch	Tel: (216) 368-3158
Case Western Reserve University	Fax: (216) 368-4969
Department of Biomedical Engineering	E-mail address: rfk3@case.edu
10900 Euclid Avenue
Cleveland, OH 44106-7207
For the purpose of determining the amount payable to SUBCONTRACTOR under this AGREEMENT, the allowability of costs shall be determined in accordance with the Federal Acquisition Regulation (FAR) and the Health and Human Services Acquisition Regulations (HHSAR), and the terms of this AGREEMENT.
ARTICLE V. FEDERAL AGENCY AUDIT
Acceptance of AGREEMENT obligates the parties to comply with audit provisions applicable to Federal agency grantees. SUBCONTRACTOR agrees to permit independent auditors to have access to any other records and financial statements as necessary for CWRU to comply with regulations applicable to the AGREEMENT and make available to CWRU such information and records as CWRU may reasonably request to facilitate CWRU compliance with said requirements.
ARTICLE VI. PROJECT DIRECTOR (CWRU)
The project director representing CWRU for the purpose of technical direction of the contracts performance shall be Dr. Robert F. Kirsch. Any changes to the scope of work by the Subcontractor must be approved in writing by Dr. Kirsch.
ARTICLE VII. PROJECT DIRECTOR (SUBCONTRACTOR)

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The project director representing SUBCONTRACTOR for the purpose of technical direction in accordance with Article I, shall be:
John Donoghue, PhD.
Cyberkinetics Neurotechnology Systems, Inc.,
100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
Phone: (508) 549-9981, ext. 102
Fax: (508) 549-9985
jdonoghue@cyberkineticsinc.com
A change in the designated project director shall require the prior written approval of CWRU.
ARTICLE VIII. SPECIAL PROVISIONS.
1.	The performance of SUBCONTRACTOR under this AGREEMENT shall conform to the requirements of the PRIME AWARD, the Federal Acquisition Regulations and the Health and Human Services Acquisition Regulations, as applicable. If the SUBCONTRACTOR is a non-US Institution, U.S. Government regulations included herein apply only as specified by the Federal Acquisition Regulations and the Health and Human Services Acquisition Regulations, as applicable.

2.	SUBCONTRACTOR agrees to maintain books, records, and documents and other evidence pertaining to all costs and expenses incurred and revenues acquired under this AGREEMENT to the extent and in such detail as will properly reflect all costs and expenses of whatever nature for which reimbursement is claimed. The books of account and other records which are applicable to this AGREEMENT shall at all times be available for inspection, review, and audit by CWRU to determine proper application and use of all funds paid to or for the account of benefit of SUBCONTRACTOR.

3.	This AGREEMENT may not be assigned in whole or in part without the prior written consent of CWRU .

4.	SUBCONTRACTOR assumes sole responsibility for reimbursement to CWRU of a sum of money equivalent to the amount of any expenditures disallowed should DHHS rule through audit exception or other appropriate means that expenditures from funds allocated to SUBCONTRACTOR were not made in compliance with the regulations of DHHS or the provisions of the AGREEMENT.

5.	CWRU, through its authorized representative, has the right, upon reasonable advance notice, at all reasonable times, to inspect or otherwise evaluate the work performed or being performed by SUBCONTRACTOR.
ARTICLE IX. HEALTH AND SAFETY
The SUBCONTRACTOR is responsible for meeting Federal, State, and local health and safety standards and for establishing and implementing necessary measures to minimize their employees’ risk of injury or illness in activities related to NIH contracts.
ARTICLE X. HUMAN SUBJECTS
The internal practices of each Participating Institution shall apply to its portion of the project; these practices shall be in compliance with applicable Federal Regulations as found in the PRIME AWARD, Section H – Special Contract Requirements, Articles H.1, H.2, and H.15, and in HHSAR 352.270-8 “Protection of Human Subjects,” that can be found in full text at http://ecfr.gpoaccess.gov/cgi/t/text/text-idx?c=ecfr&%3C?SID%3E&rgn=div8&view=text&node=48:4 .0.1.8.25.1.1.21&idno=48
The question of whether human subjects involved in the work undertaken by one Participating Institution will be

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placed at risk by the work planned at the other Participating Institution shall be a matter for decision by both institution’s Institutional Review Board (IRB); these Boards shall communicate directly when either judges it appropriate, with a record of the final disposition provided to both. IRB review and approvals shall be completed before any procedures can be initiated on human subjects.
By execution of this AGREEMENT, SUBCONTRACTOR also assures CWRU that all locations at which portions of the project that involve the use of human subjects are carried out and have on file a current Federal Wide Assurance through the Office of Human Research Protection (OHRP). Cyberkinetics number is * * *.
ARTICLE XI. VERTEBRATE ANIMALS
Should warm-blooded animals be used in this project, SUBCONTRACTOR will comply with the applicable portions of the Animal Welfare Act (P.L. 99-158) and will follow the guidelines prescribed in the Public Health Services Policy on Humane Care and Use of Laboratory Animals.
ARTICLE XII. RECOMBINANT DNA
For all research involving recombinant DNA techniques, the SUBCONTRACTOR agrees to meet the requirements of the NIH Guidelines for Research Involving Recombinant DNA Molecules (the Guidelines) (59 FR 34496, July 5, 1994 or latest revision).
ARTICLE XIII. PATENTS AND INVENTIONS
Patent and invention rights will be in accordance with Government regulations as set forth in 37 CFR 401, as noted in the Federal Acquisition Regulations and the Health and Human Services Acquisition Regulations.
1.	Invention means any invention or discovery which is or may be patentable or otherwise protectable under Title 35 of the United States Code, or any novel variety of plant which is or may be protected under the Plant Variety Protection Act (7 U.S.C. 2321 et seq.).

2.	Subject Invention means any Invention of CWRU or SUBCONTRACTOR conceived or first actually reduced to practice in the performance of work under this contract, provided that in the case of a variety of plant, the date of determination [as defined in section 41 (d) of the Plant Variety Protection Act, 7 U.S.C. 2401 (d) ] must also occur during the period of contract performance.

3.	Each party may retain the entire right, title, and interest throughout the world to each Subject Invention subject to the provisions of 37 CFR 401.14 and 35 U.S.C. 203. With respect to any Subject Invention in which that party retains title, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the Subject Invention throughout the world.

4.	If any Subject Invention is developed jointly by employees or agents of both parties, both parties shall jointly own (without any duty to account to the other for profits) all right, title and interest (including patents, copyrights, mask work rights, trade secrets, and other intellectual property rights) therein. Both parties will engage in good faith efforts to mutually agree on whether and how to pursue patent, copyright or mask work protection of the invention in the U.S. and elsewhere. There shall be appointed a technical advisory board consisting of an equal number of representatives from each party. Upon the generation of a Subject Invention that a party believes to be jointly developed with the other party, such party shall so advise the other party, and the technical advisory board shall determine which party made the greater contribution to the Subject Invention in question. If the technical advisory board cannot reach a decision upon the matter, it shall be referred to arbitration under Article XV hereof. The party that is determined to have made the greater contribution shall take the lead in obtaining intellectual property protection regarding the Subject Invention in question (the “Lead Party”). In the event that it is determined that both parties made equal contributions, then for the first such situation of a determination of equal contributions the Lead Party shall be determined by a toss of the coin. For subsequent determination of equal

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contributions the parties shall alternate in taking the role as Lead Party. The Lead Party shall keep the other party fully advised of the steps being taken in regard to obtaining intellectual property protection. If the other party disagrees with an action(s) of the Lead Party the matter shall be submitted to arbitration, under Article XV hereof upon a request made by the objecting party, if the request is made within thirty days of the objecting party learning of the action in question. If either party fails to pay one-half of the expenses of obtaining particular intellectual property protection within sixty days of being presented with the bill for such, that party shall thereby forfeit all rights to practice under that intellectual property protection in the country where such protection is being obtained.

5.	Each party shall have licensing and commercialization rights and options as will be defined in an agreement which shall be made an addendum hereto which is currently being negotiated in good faith by the parties. A copy of said agreement will be provided to the National Institute of Child Health and Human Development (NICHD).

6.	If and when a Subject Invention is created that may be amenable to patenting and/or licensing, the CWRU Principal Investigator will disclose the Subject Invention to the CWRU Technology Transfer Office (“TTO”) and/or the SUBCONTRACTOR Principal Investigator will disclose the Subject Invention to the SUBCONTRACTOR’s intellectual property office, each in accordance with their respective policies and practices, thereby creating a “Disclosure.” Each party will promptly notify the other party in writing of receipt of any Disclosure, normally within four weeks (“Notification”). In no event shall the Notification be delivered to a party with an insufficient period of time for that party to meet its reporting requirements to the Federal Government.

7.	Regarding its sole Subject Inventions, each party may, at its discretion and consistent with the requirements of 37 CFR 401.14(c)(3), file an application for, and take steps to obtain and maintain the validity of a patent(s) related to a Disclosure, in the United States and/or any other country, and/or may take any other action (such as Copyright registration) to obtain other protection in any country.

8.	Each party agrees that it will advise their respective employees that it is necessary to hold in confidence all technical information and know-how received from the other party (the “Confidential Information”) in connection with this Agreement and that it will not disclose any Confidential Information of the other party and will allow the review of any proposed patent applications or other protective measures containing joint Subject Inventions to ensure that no Confidential Information is included. The obligation of nondisclosure will not apply to the extent Confidential Information (i) was known to the receiving party at the time it was disclosed, other than by previous disclosure by the disclosing party, as evidenced by the receiving party’s written records at the time of disclosure; (ii) is at the time of disclosure or later becomes publicly known under circumstances involving no breach of this Agreement; (iii) is lawfully and in good faith made available to the receiving party by a third party who did not derive it, directly or indirectly, from the disclosing party; or (iv) is independently developed by a receiving party without the use of the disclosing party’s Confidential Information.
ARTICLE XIV. INTANGIBLE PROPERTY RIGHTS AND PUBLICATION
The Subcontractor agrees to acknowledge the support of CWRU and the NIH awarding unit whenever activities funded in whole or in part by this subcontract are published in any news media. Any survey, questionnaire or publication arising from and supported by this subcontract will include a positive statement clearly setting forth that the contents are in no way the responsibility of the NIH awarding unit. Rights in intangible property will be in accordance with Government regulations as set forth 45 CFR 74.36, and the terms of the PRIME AWARD regarding the NIH rights in copyrightable material and the disposition of royalties and other income earned from a Copyrighted work as noted in the Federal Acquisition Regulations and the Health and Human Services Acquisition Regulations.
The rights in data developed jointly will be jointly owned by the parties, and if developed solely by one party, will be owned solely by that party; the data, itself, is the property of the U.S. Government. Each party grants to the other party a non-exclusive, royalty-free license to use the data developed solely by each other provided that each party uses such data only for its own internal research and educational purposes. The parties agree to negotiate in good

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faith in the event that either requests a license for commercial purposes. In the event that there is any discrepancy between this Article XIV and the Federal Acquisition Regulations (FAR) Clause No. 52.227-17 entitled “Rights in Data – Special Works,” the FAR Clause shall apply.
Publication of data and/or discoveries arising from the performance of the research investigation described in the Statement of Work will be governed by scientific custom with respect to authorship and may be subject to restriction based upon the need to protect confidential information and/or to seek patent protection. CWRU and SUBCONTRACTOR acknowledge and agree that, to the extent a proposed disclosure or publication includes data and/or discoveries from clinical trials conducted at third party sites, such data and/or discoveries may not be disclosed or published prior to the publication of the results of such clinical trials or confirmation with the third party site(s). To this end, the Project Director, (CWRU) and the Project Director (SUBCONTRACTOR), in collaboration with the NICHD Project Officer, will jointly review all proposed publications prior to submission. Subject to publication of the results of the clinical trials described above, any delay will not exceed * * * for the purpose of filing patents.
ARTICLE XV DISPUTE RESOLUTION
Any controversy or dispute arising under this Agreement (including, but not limited to, the validity, scope and enforceability of this arbitration clause) shall be referred to and finally settled by arbitration in the City of Cleveland, Ohio, under the auspices of, and conducted in accordance with, the rules of the American Arbitration Association. All arbitration proceedings shall be before a board of three (3) arbitrators, for each of which each party shall select one (1) arbitrator and the selected arbitrators shall select the third arbitrator. The costs of the third arbitrator shall be divided equally between the parties, and each party shall pay the costs of the arbitrator selected by it. Any award of the arbitrators shall be final and conclusive on the parties to this Agreement, and judgment upon such award may be entered in any court having jurisdiction thereof.
Either party may seek injunctive relief for enforcement of this Dispute Resolution Article.
SUBCONTRACTOR hereby irrevocably and unconditionally:
1.	Agrees that any legal action, suit or proceeding contemplated by this Section entitled “Dispute Resolution” hereof (collectively, “Related Litigation”) may be brought in any state or federal court of competent jurisdiction sitting in Cuyahoga County, Ohio, submits to the jurisdiction of such courts, and to the fullest extent permitted by law agrees that it will not bring any Related Litigation in any other forum (but nothing herein shall affect the right of CWRU to bring any action, suit or proceeding in any other forum);

2.	Waives any objection which it may have at any time to the laying of venue of any Related Litigation brought in any such court located in Cuyahoga County, Ohio, waives any claim that any such Related Litigation has been brought in an inconvenient forum, and waives any right to object, with respect to any Related Litigation brought in any such court, that such court does not have jurisdiction over Licensee; and

3.	Consents and agrees to service of any summons, complaint or other legal process in any Related Litigation by registered or certified mail, postage prepaid, to Licensee at the address for notices described in the Section entitled “Notices” hereof, and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law).
ARTICLE XVI TERMINATION
In the event of termination of the PRIME AWARD, this AGREEMENT shall be automatically terminated as of the termination date of the PRIME AWARD. SUBCONTRACTOR will be reimbursed for any noncancelable obligations properly incurred up to the date of notice of termination.
ARTICLE XVII. INCORPORATION OF APPLICABLE PROVISIONS OF THE PRIME AWARD

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All applicable provisions of the PRIME AWARD between CWRU and NIH, shall be binding upon SUBCONTRACTOR as noted in the Federal Acquisition Regulations and the Health and Human Services Acquisition Regulations and as listed in EXHIBIT A1.
ARTICLE XVIII. PUBLICITY
No publicity matter having or containing any reference to the other party to this Agreement, or in which the name of the other party is mentioned, shall be made use of until written approval has first been obtained by the party making use of the other party’s name.
ARTICLE XIX. CIVIL RIGHTS, AGE DISCRIMINATION AND EQUAL EMPLOYMENT OPPORTUNITY
SUBCONTRACTOR will comply with TITLE VI of the Civil Rights Act of 1964, Executive Order 11246, and the Age Discrimination Act of 1975. SUBCONTRACTOR assures CWRU that it has valid Assurances of Compliance with the DHHS for compliance with the Civil Rights Act of 1964 (Form HHS 441) and section 504 of the Rehabilitation Act of 1973, as amended (Form HHS 641).
ARTICLE XX. SCIENTIFIC MISCONDUCT
Subcontractor hereby certifies that it has established procedures for dealing with and reporting possible misconduct in science as set forth in 42 CFR Part 50, Subpart A. The term “Scientific Misconduct” means, the fabrication, falsification, plagiarism, or other practices that seriously deviate from those that are commonly accepted within the scientific community for proposing, conducting, or reporting research.
ARTICLE XXI. CONFLICT OF INTEREST
In accordance with DHHS rule entitled, “Responsibility of Applicants for Promoting Objectivity in Research for which PHS Funding is Sought” (42 CFR Part 50, Subpart F), SUBCONTRACTOR certifies that it has established Conflict of Interest Policy that complies with all requirements, rules, procedures, and principles of 42 CFR Part 50, Subpart F, incorporated herein by reference. If Subcontractor does not have a Conflict of Interest Policy, it agrees to abide by and comply with all rules, regulations, and procedures of CWRU’s Conflict of Interest Policy (http://ora.ra.cwru.edu/main_research_compliance_page.htm). Upon written request by CWRU, Subcontractor also agrees to furnish a copy of its Conflict of Interest Policy to CWRU within 30 days of receipt of request.
ARTICLE XXII. DEBARMENT AND SUSPENSION
SUBCONTRACTOR certifies to the best of its knowledge and belief that it is not presently debarred, suspended, or proposed for debarment or declared ineligible for the awards of consortia, by any Federal Agency, in accordance with the OMB Guidelines (53 FR19161-19211).
ARTICLE XXIII. CERTIFICATION OF NON-DELINQUENCY ON FEDERAL DEBT
SUBCONTRACTOR certifies that it is in compliance with the Non-Delinquency on Federal Debt criteria, in accordance with OMB circular A-129.
ARTICLE XXIV. CERTIFICATION OF DRUG-FREE WORKPLACE
SUBCONTRACTOR certifies that it has implemented an appropriate policy in accordance with the Drug-Free Workplace Act of 1988, 45 CFR Part 76, Subpart F.
ARTICLE XXV. CERTIFICATION REGARDING LOBBYING
SUBCONTRACTOR certifies to the best of its knowledge and belief that no Federal appropriated funds have been paid or will be paid, by or on the behalf of the SUBCONTRACTOR, to any person for influencing or attempting to influence a Federal officer or Federal employee of any agency in connection with the awarding of any federal award

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(Section 1352, Title 31, 4.5 Code).
ARTICLE XXVI. CLEAN AIR AND WATER
(Applicable only if the award exceeds $100,000 or a facility to be used has been the subject of a conviction under the Clean Air Act or the Federal Water Pollution Control Act, and is listed by EPA, or if the award is not otherwise exempt.)
The recipient agrees as follows:
1) To comply with applicable standards, orders or regulations issued pursuant to the Clean Air Act, as amended (42 USC 7401, et seq.) and of the Federal Water Pollution Control Act (33 USC 1251 et seq.), 2) That no portion of the work under this award will be performed in a facility listed on the Environmental Protection Agency (EPA) List of Violating Facilities on the date that this award was effective unless and until the EPA eliminates the name of the facility or facilities from such listings, 3) To use its best efforts to comply with clean air standards and clean water standards at the facility in which the award is being performed.
ARTICLE XXVII. LIABILITY
Each party shall be responsible for its negligent acts or omissions and the negligent acts or omissions of its employees, officers, and directors.
ARTICLE XXVIII. INDEPENDENT CONTRACTOR
SUBCONTRACTOR is and will be acting as an independent contractor in the performance of this work. Neither the SUBCONTRACTOR nor its employees or agents shall be deemed employees of CWRU while performing under this agreement.
ARTICLE XXIX. REPRESENTATION
Representatives of the Parties to this Consortium are as follows:
A. For CWRU
I.	Research Issues — Dr. Robert F. Kirsch — Tel: (216) 368-3158 — Email: rfk3@case.edu

II.	Fiscal Issues — Paul Frey, Grants Accounting — Tel. (216) 368-5930 — Email: pbf@case.edu

III.	Contract Issues — Tricia Mehosky, Sponsored Projects Administration — (216) 368-5307 — Email:pam17@case.edu
B. For SUBCONTRACTOR
I.	Research Issues — Dr. John Donoghue, Chief Scientific Officer — Tel: (508) 549-9981, ext. 102 — email: jdonoghue@cyberkineticsinc.com

II.	Fiscal Issues — David Keene, Controller — Tel: (508) 549-9981, ext. 113 — email: dkeene@cyberkineticsinc.com

III.	Contract Issues — J. Christopher Flaherty, Executive Vice President Intellectual Property and Technology — Tel: (508) 549-9981, ext. 106 — email: jcflaherty@cyberkineticsinc.com; and Jessica Duda, Director of Corporate Development — Tel: (508) 549-9981, ext. 112 — email: jduda@cyberkineticsinc.com
ARTICLE XXX. ENTIRE AGREEMENT
This AGREEMENT constitutes the entire agreement between CWRU and SUBCONTRACTOR with respect to the subject matter hereof. No waiver, modification or amendment of any of the terms or conditions hereof shall be effective unless set forth in writing and duly signed by CWRU and SUBCONTRACTOR.
In WITNESS THEREOF, the parties have executed this agreement by their duly authorized officers on the date first

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herein set out:

CASE WESTERN RESERVE UNIVERSITY		CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

By:	/s/ Eric M. Cottington	By:	/s/ Kimi Iguchi

	Signature		Signature
Date:	3/31/06	Date:	3/31/06

Eric M. Cottington, Ph.D. Associate Vice President for Research Office of Research Administration 10900 Euclid Avenue Cleveland, Ohio 44106-7015			VP Finance

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EXHIBIT A — Prime Award
Intentionally omitted.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT A1 — Clauses Incorporated by Reference
This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. The full text of the clauses may be access electronically at http://www.arnet.gov/far.

Reg	Clause	Date	Clause Title
FAR	52.202-1	Jul-04	Definitions (Over $100,000)
FAR	52.203-3	Apr-84	Gratuities (Over $100,000)
FAR	52.203-5	Apr-84	Covenant Against Contingent Fees (Over $100,000)
FAR	52.203-6	Jul-95	Restrictions on Subcontractor Sales to the Government (Over $100,000)
FAR	52.203-7	Jul-95	Anti-Kickback Procedures (Over $100,000)
FAR	52.203-8	Jan-97	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over $100,000)
FAR	52.203-10	Jan-97	Price or Fee Adjustment for Illegal or Improper Activity (Over $100,000)
FAR	52.203-12	Sep-05	Limitation on Payments to Influence Certain Federal Transactions (Over $100,000)
FAR	52.204-4	Aug-00	Printed or Copied Double-Sided on Recycled Paper (Over $100,000)
FAR	52.204-7	Oct-03	Central Contractor Registration
FAR	52.209-6	Jan-05	Protecting the Government’s Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (Over $25,000)
FAR	52.215-2	Jun-99	Audit and Records – Negotiation (Over $100,000)
FAR	52.215-8	Oct-97	Order of Precedence – Uniform Contract Format
FAR	52.215-10	Oct-97	Price Reduction for Defective Cost or Pricing Data
FAR	52.215-12	Oct-97	Subcontractor Cost or Pricing Data (Over $500,000)
FAR	52.215-14	Oct-97	Integrity of Unit Prices (Over $100,000)
FAR	52.215-15	Oct-04	Pension Adjustments and Asset Reversions
FAR	52.215-18	Jul-05	Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions
FAR	52.215-19	Oct-97	Notification of Ownership Changes
FAR	52.215-21	Oct-97	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data – Modifications
FAR	52.216-7	Dec-02	Allowable Cost and Payment
FAR	52.216-11	Apr-84	Cost Contract – No Fee
FAR	52.219-8	May-04	Utilization of Small Business Concerns (Over $100,000)

FAR	52.219-9	Jul-05	Small Business Subcontracting Plan (Over $500,000)
FAR	52.219-16	Jan-99	Liquidated Damages – Subcontracting Plan (Over $500,000)
FAR	52.222-2	Jul-90	Payment for Overtime Premium (Over $100,000) (Note: The dollar amount in paragraph (a) of this clause is $0 unless otherwise specified in the contract.)
FAR	52.222-3	Jun-03	Convict Labor
FAR	52.222-21	Feb-99	Prohibition of Segregated Facilities
FAR	52.222-26	Apr-02	Equal Opportunity
FAR	52.222-35	Dec-01	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans
FAR	52.222-36	Jun-98	Affirmative Action for Workers with Disabilities
FAR	52.222-37	Dec-01	Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans
FAR	52.223-6	May-01	Drug-Free Workplace
FAR	52.223-14	Aug-03	Toxic Chemical Release Reporting (Over $100,000)
FAR	52.225-1	Jun-03	Buy American Act – Supplies
FAR	52.225-13	Feb-06	Restrictions on Certain Foreign Purchases
FAR	52.227-1	Jul-95	Authorization and Consent, Alternate I (Apr 1984)
FAR	52.227-2	Aug-96	Notice and Assistance Regarding Patent and Copyright Infringement (Over $100,000)
FAR	52.227-11	Jun-97	Patent Rights – Retention by the Contractor (Short Form) (Note: In accordance with FAR 27.303(a)(2), paragraph (f) is modified to include the requirements in FAR 27.303(a)(2)(i) through (iv). The frequency of reporting in (i) is annual.
FAR	52.227-17	Jun-87	Rights in Data – Special Works
FAR	52.232-9	Apr-84	Limitation on Withholding of Payments
FAR	52.232-17	Jun-96	Interest (Over $100,000)
FAR	52.232-20	Apr-84	Limitation of Cost
FAR	52.232-23	Jan-86	Assignment of Claims
FAR	52.232-25	Oct-03	Prompt Payment, Alternate I (Feb 2002)
FAR	52.233-1	Jul-02	Disputes
FAR	52.233-3	Aug-96	Protest After Award, Alternate I (Jun 1985)
FAR	52.233-4	Oct-04	Applicable Law for Breach of Contract Claim
FAR	52.242-1	Apr-84	Notice of Intent to Disallow Costs
FAR	52.242-3	May-01	Penalties for Unallowable Costs (Over $500,000)
FAR	52.242-4	Jan-97	Certification of Final Indirect Costs

FAR	52.242-13	Jul-95	Bankruptcy (Over $100,000)
FAR	52.243-2	Aug-87	Changes – Cost Reimbursement, Alternate V (Apr 1984)
FAR	52.244-2	Aug-98	Subcontracts, Alternate I (January 2006)
FAR	52.244-5	Dec-96	Competition in Subcontracting (Over $100,000)
FAR	52.244-6	Feb-06	Subcontracts for Commercial Items
FAR	52.245-5	May-04	Government Property (Cost-Reimbursement, Time and Material, or Labor-Hour Contract)
FAR	52.246-23	Feb-97	Limitation of Liability (Over $100,000)
FAR	52.249-6	Sep-96	Termination (Cost-Reimbursement)
FAR	52.249-14	Apr-84	Excusable Delays
FAR	52.253-1	Jan-91	Computer Generated Forms
HHSAR	352.202-1	Jan-01	Definitions – with Alternate paragraph (h) (Jan 2001)
HHSAR	352.216-72	Oct-90	Additional Cost Principles
HHSAR	352.228-7	Dec-91	Insurance – Liability to Third Persons
HHSAR	352.232-9	Apr-84	Withholding of Contract Payments
HHSAR	352.233-70	Apr-84	Litigation and Claims
HHSAR	352.242-71	Apr-84	Final Decisions on Audit Findings
HHSAR	352.270-5	Apr-84	Key Personnel
HHSAR	352.270-6	Jul-91	Publications and Publicity
HHSAR	352.270-7	Jan-01	Paperwork Reduction Act

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT B — Statement of Work
***

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT C — Summary of Proposed Costs
***

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 14, 2006
Cyberkinetics Neurotechnology Systems, Inc.
(Exact name of registrant specified in charter)

Delaware	000-50505	13-4287300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)
508-549-9981
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 9.01 Financial Statements and Exhibits
SIGNATURES
     The undersigned Registrant previously reported the acquisition of Andara Life Science, Inc. (“Andara”) on Form 8-K filed with the Securities and Exchange Commission on February 21, 2006 (the “Initial 8/K”). This Amendment Number 1 on Form 8-K/A amends the Initial 8-K to include the financial statements and pro forma financial information required to be filed in connection with the acquisition of Andara pursuant to Item 9.01(a) and (b) of Form 8-K. The information previously reported under Items 1.01 and 2.01 of the Initial 8-K is hereby incorporated by reference into this Current Report on Form 8-K/A.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
     Included herein as Exhibit 99.1 to this Form 8-K/A is the audited balance sheet of Andara as of December 31, 2005 and the audited statements of operations, changes in stockholders’ deficit and cash flows of Andara for the period from January 14, 2005 (date of inception) to December 31, 2005, and the notes to such audited financial statements.
(b) Pro Forma Financial Information.
     Effective February 14, 2006, Cyberkinetics completed the acquisition of Andara through the merger of a wholly owned subsidiary of Cyberkinetics with and into Andara. Upon the effectiveness of the merger on February 14, 2006, Andara became a wholly-owned subsidiary of Cyberkinetics. Pursuant to SFAS No. 141, Business Combinations (SFAS 141), and EITF Issue No. 98-3, Determining whether a Non-monetary Transaction Involves Receipt of Productive Assets or of a Business, the Company determined that this transaction does not constitute a business combination and accordingly, has accounted for it as an asset purchase. The accounting for the transaction is similar to purchase accounting under SFAS No 141, except that goodwill is not recorded. The purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The estimated fair values included herein are based on preliminary estimates from a third party appraisal and may not be indicative of the final allocation of purchase price consideration.
     On February 21, 2006, the Company disclosed the acquisition of Andara in its Current Report on Form 8-K dated February 14, 2006. The Company is required to provide pro forma condensed consolidated financial statements reflecting the acquisition of Andara. The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2005 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 include the effect of the acquisition, as if the acquisition had occurred on December 31, 2005 for balance sheet purposes and January 1, 2005 for statement of operations purposes.
     The adjusted pro forma condensed consolidated financial statements do not give effect to any efficiencies that may be obtained by combining the operations of Cyberkinetics and Andara. The pro forma condensed consolidated balance sheet and statement of operations are not necessarily indicative of the financial results that would have occurred if Cyberkinetics and Andara had been combined during this entire twelve month period nor are they intended to be indicative of the financial condition or results of operations to be attained from the combined company in the future.
     The pro forma condensed consolidated financial statements are based on and should be read in conjunction with the historical consolidated financial statements and notes thereto of Cyberkinetics which are included in the Company’s Annual Report on Form 10-KSB filed on March 30, 2006 with the Securities and Exchange Commission for the year ended December 31, 2005.
c) Exhibits:

EXHIBIT NO.	DESCRIPTION
99.1	Cyberkinetics Neurotechnology Systems, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements

99.2	Historical Audited Financial Statements of Andara Life Science, Inc.

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.

	By:	/s/ Timothy R. Surgenor
	Name:	Timothy R. Surgenor
	Title:	President and Chief Executive Officer
Dated: May 3, 2006

Exhibit 99.1
Cyberkinetics Neurotechnology Systems, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2005

			Pro Forma
	Historical	Historical	Adjustments			Pro Forma
	Cyberkinetics	Andara	(See Note 2)			Combined
Current assets:
Cash and cash equivalents	$11,346,372	$210	$—			$11,346,582
Other assets	1,051,038	4,948	—			1,055,986

Total current assets	12,397,410	5,158	—			12,402,568
Property and Equipment, net	619,433	2,152				621,585
Intangible assets, net	114,071	—	1,922,686	d	)	2,036,757
Deposits and other assets	140,447	—	(14,916)	b	)	125,531
Goodwill	94,027	—	—			94,027

Total assets	$13,365,388	$7,310	$1,907,770			$15,280,468

Current liabilities:
Accounts payable	$474,398	$331,957	$—			$806,355
Accrued expenses	936,202	169,916	(169,916)	a	)	1,111,137
			174,935	b	)

Current portion of capital lease obligations	274,489	—	—			274,489
Current portion of Notes Payable	473,721	540,540	(540,540)	a	)	473,721
Accrued interest to Related parties	—	4,444	(4,444)	a	)	—

Total current liabilities	2,158,810	1,046,857	(539,965)			2,665,702

Capital lease obligations, less current portion	338,048	—	—			338,048
Line of credit, less current portion	2,526,279	—	—			2,526,279

Total long-term liabilities	2,864,327	—	—			2,864,327
Commitments
Stockholders’ equity(deficit):
Common stock	27,158	4,275	1,796	a	)	30,188
			3,030	b	)
			(6,071)	c	)
Additional paid-in capital	31,112,108	89,200	713,104	a	)	34,021,165
			2,909,057	b	)
			(802,304)	c	)
Common stock in escrow	(13,000)	—	—			(13,000)
Deferred compensation	(786,364)	—	—			(786,364)
Accumulated deficit	(21,997,651)	(1,133,022)	1,133,022	c	)	(23,501,550)
			(1,503,899)	e	)

Total stockholders’ equity (deficit)	8,342,251	(1,039,547)	2,447,735			9,750,439

Total liabilities and stockholders’ equity	$13,365,388	$7,310	$1,907,770			$15,280,468

See Accompanying Notes to Unaudited Consolidated Condensed Pro Forma Financial Information

Cyberkinetics Neurotechnology Systems, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year ended December 31, 2005

			Pro Forma
	Historical	Historical	Adjustments			Pro Forma
Statement of Operations	Cyberkinetics	Andara	(See Note 2)			Combined
Revenues:
Product sales	$778,566	$—	$—			$778,566
Grant income	280,217	—	—			280,217

Total revenues	1,058,783	—	—			1,058,783
Operating expenses:
Cost of product sales	187,877	—	—			187,877
Research and development	5,587,375	716,068	242,116	f	)	6,545,559
Sales and marketing	331,094		—			331,094
General and administrative	4,049,796	412,361	—			4,462,157

Total operating expenses	10,156,142	1,128,429	242,116			11,526,687

Operating loss	(9,097,359)	(1,128,429)	(242,116)			(10,467,904)
Other income (expense):
Interest income	177,698	—	—			177,698
Interest expense	(406,204)	(4,444)	—			(410,648)
Other expense		(149)	—			(149)

Other income (expense), net	(228,506)	(4,593)	—			(233,099)

Net loss	(9,325,865)	(1,133,022)	(242,116)			(10,701,003)

Net loss attributable to common stockholders	(9,325,865)	(1,133,022)	(242,116)			(10,701,003)

Basic and diluted net loss attributable to common stockholders per common share	(0.51)		(0.12)			(0.52)

Shares used in computing basic and diluted net loss attributable to common stockholders per common share	18,386,809		2,030,845	g	)	20,417,654
See Accompanying Notes to Unaudited Consolidated Condensed Pro Forma Financial Information

Notes to Unaudited Consolidated Condensed Pro Forma Financial Information
(1) Description of the Transaction
     Pursuant to an Agreement and Plan of Merger dated February 14, 2006 (the “Andara Merger Agreement”), among Cyberkinetics Neurotechnology Systems, Inc. (“Cyberkinetics” or the “Company”), Andara and Andara Acquisition Corp., a wholly owned subsidy of the Company, (“Acquisition”), on the filing of a Certificate of Merger in the State of Delaware and Articles of Merger in the State of Indiana, Acquisition merged with and into Andara and all of the issued and outstanding capital stock of Andara was exchanged for an aggregate of 3,029,801 shares of common stock, $0.001 par value per share (“Common Stock”) of the Company, of which 993,377 shares of Common Stock were issued pursuant to a restricted stock award and subject to forfeiture (“Restricted Stock”). The Restricted Stock is subject to forfeiture if certain specific milestones are not achieved by the surviving corporation within thirty-six (36) months of the Merger. Andara was the surviving corporation in the Merger and became a wholly-owned subsidiary of Cyberkinetics. As the restricted stock is considered contingent consideration, only the 2,036,424 shares of unrestricted common stock (3,029,801 issued less 993,377 restricted shares) has been included as part of the aggregate purchase price calculation.
     The total consideration of $3,102,000 consisted of $2,912,000 of unrestricted Cyberkinetics common stock and approximately $190,000 in transaction costs which primarily consisted of fees paid for legal and accounting services. In exchange for all the issued and outstanding capital stock of Andara, Cyberkinetics issued an aggregate of 3,029,801 shares of common stock. The amount of consideration paid by Cyberkinetics was determined through arms-length negotiation between Cyberkinetics and Andara. There was no material pre-existing relationship between Andara or its stockholders and Cyberkinetics or any of its affiliates, directors or officers, or any associate of a director or officer of Cyberkinetics.
(2) Pro Forma Adjustments
     The following unaudited adjusted pro forma condensed consolidated balance sheet as of December 31, 2005 and the unaudited adjusted pro forma condensed consolidated statement of operations for the year ended December 31, 2005 include the effect of the acquisition, as if the acquisition had occurred on December 31, 2005 for balance sheet purposes and January 1, 2005, for statement of operations purposes after giving effect to certain adjustments which include the following:
a)	To convert the Andara accrued compensation and Note payable to Equity immediately prior to the acquisition.

b)	To record the total consideration for the acquisition of Andara including the issuance of 3,029,801 shares of $0.001 par value common stock and the direct acquisition costs.

c)	To record the cancellation of the Andara common stock and other equity prior to the acquisition.

d)	To record the fair value of the identifiable intangible assets (See Note 3).

e)	To record the fair value of the in-process research and development. This expense has not been reflected in the unaudited pro forma condensed consolidated statement of operations because while it is a cost attributable to the transaction, it will not have a continuing impact on the consolidated results of operations.

f)	To record the incremental intangible amortization as a result of the acquisition of purchased intangibles. The intangibles are being amortized over a period of five years.

g)	To adjust the weighted average shares outstanding assuming the 2,030,845 shares of unrestricted common stock issued in exchange for assets of Andara were outstanding from the beginning of the period, January 1, 2005.

(3) Purchase Price Allocation
     Pursuant to SFAS No 141 Business Combinations and EITF Issue No 98-3 Determining whether a Non-monetary Transaction Involves Receipt of Productive Assets or of a Business, the Company determined that this transaction does not constitute a business combination and accordingly, has accounted for it as an asset purchase. The accounting for the transaction is similar to purchase accounting under SFAS No 141, except that goodwill is not recorded. Cyberkinetics is in the process of obtaining a third party valuation of the intangible assets and therefore the allocation of the purchase price is still subject to adjustment.
The net assets acquired at February 14, 2006 consist of the following:

Property and Equipment	$2,012
Intangible assets
Non—competition agreements (estimated useful lives of 3 years)	213,632
Developed technology (estimated useful lives of 10 years)	1,709,054
Acquired in process research and development	1,602,238
Current Liabilities	(425,000)

Net assets acquired	$3,101,936
Of the $3,524,924 of acquired intangible assets, $1,602,238 was allocated to In Process Research and Development (“IPR&D”) and was written off at the date of acquisition because the IPR&D had no alternative uses and had not reached technological feasibility

Exhibit 99.2 Historical Financial Statements of Andara Life Science, Inc.

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of
Andara Life Science, Inc.
We have audited the accompanying balance sheet of Andara Life Science, Inc. ( a development stage company) as of December 31, 2005, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period from January 14, 2005 (date of inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Andara Life Science, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the period from January 14, 2005 (date of inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
/s/ VITALE, CATURANO & COMPANY, LTD.
Boston, Massachusetts
April 14, 2006

2

Andara Life Science, Inc.
(A Development-Stage Company)
Balance Sheet

December 31, 2005
Assets:
Current assets:
Cash and cash equivalents	$210
Prepaid insurance	4,948

Total current assets	5,158
Property and equipment, net	2,152

Total assets	$7,310

Liabilities and Stockholders’ deficit:
Current liabilities:
Accounts payable	$331,957
Accrued compensation	169,916
Notes payable to related parties	540,540
Accrued interest to related parties	4,444

Total current liabilities	1,046,857

Commitments-Note 3

Stockholders’ deficit:
Preferred Stock, $0.001 par value; 5,000,000 shares authorized in 2005	—
Common stock, $0.001 par value; 15,000,000 shares authorized in 2005; 4,275,000 issued and outstanding at December 31, 2005	4,275
Additional paid-in capital	89,200
Deficit accumulated during the development stage	(1,133,022)

Total stockholders’ deficit	(1,039,547)

Total liabilities and stockholders’ deficit	$7,310

The accompanying notes are an integral part of these financial statements.

3

Andara Life Science, Inc.
(A Development-Stage Company)
Statement of Operations

Period from January
14, 2005 (date of
inception) to
December 31, 2005
Operating expenses:
Research and development	$716,068
General and administrative	412,361

Total operating expenses	1,128,429

Operating loss	(1,128,429)

Other expense:
Interest expense	(4,444)
Other expense	(149)

Total other expense	(4,593)

Net loss	$(1,133,022)

The accompanying notes are an integral part of these financial statements.

4

Andara Life Science, Inc.
(A Development-Stage Company)
Statement of Changes in Stockholders’ Deficit

				Deficit
	Common Stock		Additional	Accumulated	Total
		Par	Paid-in	during the	Stockholders’
	Shares	Value	Capital	Development Stage	Deficit
Balance at January 14, 2005 (date of inception)	—	$—	$—	$—	$—

Issuance of common stock to founders	2,200,000	2,200	5,400	—	7,600

Issuance of common stock in exchange for technology licenses	775,000	775	71,600	—	72,375

Issuance of common stock to employees	1,250,000	1,250	—	—	1,250

Issuance of common stock to consultants	50,000	50	12,200	—	12,250

Net loss	—	—	—	(1,133,022)	(1,133,022)

Balance at December 31, 2005	4,275,000	$4,275	$89,200	$(1,133,022)	$(1,039,547)
The accompanying notes are an integral part of these financial statements.

5

Andara Life Science, Inc.
(A Development-Stage Company)
Statement of Cash Flows

Period from
January 14, 2005
(inception) to
December 31,
2005
Cash flow from operating activities
Net loss	$(1,133,022)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	800
Stock-based compensation	90,625
Non-cash issuance of notes payable to related parties for legal and patent fees	374,753

Changes in operating assets and liabilities:
Prepaid insurance	(4,948)
Accounts payable	331,957
Accrued compensation	169,916
Accrued interest to related parties	4,444

Net cash used in operating activities	(165,475)

Cash flow from investing activities
Purchases of equipment	(2,952)

Net cash used in investing activities	(2,952)

Cash flow from financing activities
Proceeds from note payable to related party	165,787
Proceeds from issuance of common stock	2,850

Net cash provided by financing activities	168,637

Net increase in cash and cash equivalents	210
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$210

Supplemental disclosure of cash flow information:
Cash paid for interest	$—

Cash paid for income taxes	$—

The accompanying notes are an integral part of these financial statements.

6

Andara Life Science Inc.
Notes to Financial Statements
1. Nature of Business and Basis of Presentation
     Andara Life Science, Inc. (a development stage company) (Andara or the Company) is an Indiana-based corporation engaged in the research and development and commercialization of a platform of therapeutic devices and drugs for the treatment of the central nervous system in injury and disease. Since its inception on January 14, 2005, the Company has devoted its efforts principally to research and development, licensing of intellectual property, business development activities and raising capital. As a result, the Company is considered a development-stage company pursuant to Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises. The Company’s accumulated deficit for the period from January 14, 2005 (date of inception) through December 31, 2005 was $1,133,022.
     Andara has obtained the exclusive worldwide rights to certain existing intellectual property from the Purdue Research Foundation (“PRF”) and Indiana University Research and Technology Corporation (“IURT”). The existing platform includes a patented medical device known as an AndaraTM Oscillating Field Stimulator (the “Andara OFS Device”). The Andara OFS Device is being developed to regenerate spinal cord tissue and improve or restore tactile sensation and movement in those with quadriplegia and tetraplegia due to spinal cord injury. The Andara OFS Device is designed to treat acute injuries and the Andara OFS Devise Plus, which includes the use of neurotrophic growth factor, is being developed for long-term (chronic) spinal cord injuries.
     The Company’s future capital requirements will depend upon many factors, including progress with marketing its technologies, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the necessity of, and time and costs involved in, obtaining regulatory approvals, competing technological and market developments, and its ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements.
     The Company’s financial statements have been prepared on a going concern basis, which assume the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has experienced losses from operations of $1,133,022 in 2005 and negative cash flow from operations of $165,475 in 2005. Subsequent to year end, the Company was acquired by Cyberkinetics Neurotechnology Systems, Inc (“Cyberkinetics”) (See Note 9). Pursuant to SFAS No. 141, Business Combinations (SFAS 141), and EITF Issue No. 98-3, Determining whether a Non-monetary Transaction Involves Receipt of Productive Assets or of a Business, the Company determined that this transaction does not constitute a business combination and accordingly, has accounted for it as an asset purchase. The accounting for the transaction is similar to purchase accounting under SFAS 141, except that goodwill is not recorded. Based upon the willingness and ability of Cyberkinetics to fund the Company’s losses, the Company anticipates that it has sufficient cash resources to satisfy its cash requirements through at least December 31, 2006.
2. Summary of Significant Accounting Policies
     Use of Estimates
     The preparation of financial statements in accordance with United States generally accepted accounting principles requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
     Cash and Cash Equivalents
     The Company considers short-term investments with original maturity dates of three months or less at the date of purchase to be cash equivalents. The Company has no cash equivalents as of December 31, 2005.
     Property and Equipment
     Property and equipment is stated at cost. The Company provides for depreciation using the straight-line method based on the respective asset’s estimated useful life. Expenditures for maintenance and repairs are charged to operating expenses as incurred. As of December 31, 2005, property and equipment consists of computer equipment totaling $2,952 with a useful life of three years. The associated depreciation expense for the period ended December 31, 2005 and the accumulated depreciation as of December 31, 2005 is $800.
     Research and Development Costs
     Costs incurred for research and development are expensed as incurred. Research and development expense primarily comprises salaries, salary-related expenses, costs of contractors, materials and allocations of indirect costs related to research and development efforts.

7

Andara Life Science Inc.
Notes to Financial Statements-Continued
     Income Taxes
     The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, the asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is required to offset any net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
     Recently Issued Accounting Standards
In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (SFAS 154), a replacement for APB Opinion No. 20, Accounting Changes (APB 20), and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. This statement changes the requirements for the accounting for and reporting of a change in accounting principle. It applies to all voluntary changes in accounting principle as well as to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This statement requires voluntary changes in accounting principles be recognized retrospectively to financial statements for prior periods, rather than recognition in the net income of the current period. Retrospective application requires restatements of prior period financial statements as if that accounting principle had always been used. This statement carries forward without change the guidance contained in APB 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. The Company is required to adopt the provisions of SFAS 154 for accounting changes and corrections of errors made in fiscal years beginning after December 31, 2005. The Company does not expect the adoption of SFAS 154 to have any impact on its financials statements.
     In December 2004, the FASB issued SFAS No. 123 (revised 2005), Share-Based Payments (SFAS 123R), which is a revision of SFAS 123. SFAS 123R supersedes APB 25 and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in SFAS 123R is similar to the approach described in SFAS 123. However, SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. As the Company has issued any share-based payments to employees it is necessary to adopt the provisions of SFAS 123R and it will do so in the first quarter of fiscal 2006. The Company does not have a stock option plan and has not issued any stock that would be subject to SFAS 123R. Therefore, SFAS 123R will have no impact on the Company.
3. Commitments
     Operating Leases
     The Company leases office space in West Lafayette, Indiana from PRF, also known herein as the (“lessor”). The six-month lease term expires on May 31, 2006, and the Company has an option to renew the lease at the end of the lease term for an additional six month extension period. The number of six month extension periods allowed is subject to the approval of the lessor. The Company has agreed to guarantee the lessor $1,400 per six month lease term, payable in monthly installments of $233. Total rent expense for the period ended December 31, 2005 for this operating lease, which began effective June 2, 2005, was $1,633. The Company has no other operating leases as of December 31, 2005. As of December 31, 2005, the lessor, holds 500,000 shares of the Company’s common stock.
4. Income Taxes
     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2005 the Company has net operating loss carry forwards of approximately $448,186 available to offset future federal and state taxable income to the extent permitted under the Internal Revenue Code (IRC), expiring in varying amounts through 2025. Under the IRC, certain substantial changes in the Company’s ownership may limit the amount of net operating loss and credits carry forwards that can be utilized in any one year to offset future taxable income.

8

Andara Life Science Inc.
Notes to Financial Statements-Continued
     The Company has net deferred tax assets at December 31, 2005 that consist of the following:

2005
Deferred tax assets:
Net operating loss carry forwards	$448,186
Research credits carry forwards	59,951
Other	119

Total net deferred tax assets	$508,256
Valuation allowance	(508,256)

Total deferred tax assets, net	—

          The Company has provided a valuation allowance for the full amount of these net deferred tax assets, since it is more likely than not that these future benefits will not be realized. However, these deferred tax assets may be available to offset future income tax liabilities and expenses. Since the Company incurred a net loss for the period ended December 31, 2005, no provision for income taxes has been recorded.
5. Preferred Stock
          The Company is authorized to issue up to 5,000,000 shares of preferred stock, par value $.001 per share, of which no shares are currently issued and outstanding. The preferred stock may be issued by the board of directors. The board of directors is authorized to fix the rights, preferences and privileges of the preferred stock.
6. Common Stock
          The Company is authorized to issue up to 15,000,000 shares of common stock, par value $0.001 per share, of which 4,275,000 was outstanding as of December 31, 2005. As of December 31, 2005, a total of 2,850,000 of the 4,275,000 shares of common stock issued and outstanding have certain trading restrictions which lapse over three years after closing a Qualified Financing, defined as a financing to third party investors in excess of $2,000,000.
          In connection with the Company’s formation, the Company issued 3,950,000 shares of its common stock, of which 3,450,000 shares of common stock were issued in January 2005 to the Founders of the Company and 500,000 shares of common stock were issued in February 2005 to PRF in exchange for a license to certain rights for the Andara OFS Device technology (See Note 7). In May 2005, the Company issued 50,000 shares of its common stock to a consultant in exchange for services provided in connection with business advisory services. The value of the business advisory services was $12,250 and was charged to general and administrative expenses in 2005. In July 2005, the Company issued 25,000 shares of its common stock to IURT in exchange for a license to certain rights for the Andara OFS Device technology and 250,000 shares of its common stock to Indiana University Medical Group Foundation(“IUMG”) in exchange for the transfer of ongoing clinical trials to Andara (See Note 7).
7. License Agreements
     Effective February 2005, the Company entered into an exclusive, sublicenseable, royalty bearing license with PRF for the development and commercialization of the PRF technology pertaining to the Andara OFS Device and the Andara OFS Device Plus, and a series of neurotrophic and other drugs to be utilized with the Andara OFS Device or on their own. The Company issued 500,000 shares of the Company’s common stock to PRF as partial consideration for the license. Additionally, the Company agreed to pay milestones and royalties to PRF based upon gross receipts generated from the various licensed products. There are no milestone obligations for the Andara OFS Device and Andara OFS Device Plus as of December 31, 2005. The Company agreed to pay a 3% royalty on product sales of the Andara OFS Device and Andara OFS Device Plus. The Company may reduce, by up to 50%, the royalties due to PRF by the royalties paid by third parties provided the reductions do not exceed 50% over any given annual reporting period. For the remaining licensed products, the Company is obligated to make four milestone payments to PRF; three for the completion of each clinical trial phase I, II and III, respectively and the fourth payment at the inception of the product launch. The milestone payments range from $30,000 to $1,500,000 for a successfully launched product. In accordance with APB 29, the Company determined that using the market value of the common stock on the date the shares were issued was a better measure of the value of the transaction rather than using the value of the license agreement, which was not readily determinable. The aggregate fair value of the common stock issued to PRF was $5,000, and was expensed to research and development in 2005.

9

Andara Life Science Inc.
Notes to Financial Statements-Continued
     Effective July 2005, the Company entered into an exclusive sublicenseable license with IURT for the development and commercialization of the IURT technology pertaining to the OFS Device and OFS device with a series of neurotrophic and other drugs to be utilized with the OFS Device or on their own. The Company issued 25,000 shares of the Company’s common stock to IURT as consideration for the license. Also effective July 2005, the Company issued 250,000 shares of its common stock to Indiana University Medical Group Foundation in exchange for the transfer of ongoing Andara OFS Device clinical trials. In accordance with APB 29, the Company determined that using the market value of the common stock on the date the shares were issued was a better measure of the value of the transaction rather than using the value of the license agreement and transfer of clinical trials, which was not readily determinable. The aggregate fair value of the common stock issued to IURT and IUMG was $67,375 and was expensed to research and development in 2005.
8. Notes Payable to Related Parties
          On March 21, 2005 the Company issued a subordinated convertible promissory note (“Note Payable”) to the Company’s Chief Executive Officer in return for providing funding of up to $200,000 for working capital needs of the Company. Interest accrues on the principal at a compounded annual rate of 8%. Payment of the Note Payable is due at the earliest date of i) its maturity on March 21, 2006 or ii) the occurrence of a Qualified Financing. Assuming no Qualified Financing is achieved, payment of the Note Payable at maturity would be made in cash in an amount equal to the outstanding principle and interest. If a Qualified Financing is achieved prior to the date of maturity then the outstanding principal amount of the Note Payable and all unpaid interest will be automatically converted into shares of the Company’s preferred stock which will be determined by dividing the outstanding principal amount of the Note Payable, along with all unpaid accrued interest by the issue price per share of the preferred stock in the Qualified Financing. At December 31, 2005, there was $161,342 in principal and $4,444 accrued interest outstanding under this note.
          On February 25, 2005, the Company entered into an agreement with PRF whereby PRF agreed to provide $50,000 in funding for the Company for legal services provided to the Company (“PRF Legal Note). The agreement also provided for funding to the Company for patent expenses incurred by the Company during its first year of existence (“PRF Note”). At December 31, 2005 there was $50,000 and $329,198 outstanding under the PRF Legal Note and PRF Note (collectively the “PRF Notes”), respectively. Interest does not accrue on either note. Payment of the PRF Notes is due to PRF upon the occurrence of a financing by the Company to institutional or individual accredited investors in an aggregate amount equal to or in excess of $2,000,000. The number of preferred shares received will be determined by dividing the outstanding amount of the notes by the issue price per share of the financing. In the event that a financing does not occur within two years from the date of the PRF Notes, PRF has the right, not the obligation, to request that the Company transfer all the licensed technology back to PRF.
9. Subsequent Events
          Subsequent to year end, the Company was acquired by Cyberkinetics a Delaware corporation, through the merger of a wholly owned subsidiary of Cyberkinetics with and into Andara. Prior to the acquisition, all notes payable and accrued compensation were converted to stock resulting in an additional the issuance of 1,795,971 shares of the Company’s common stock. There was a total of 6,070,971 shares of common stock outstanding immediately prior to the acquisition. All interest accrued on the Note Payable was forgiven in connection with the acquisition.
          Pursuant to an Agreement and Plan of Merger dated February 14, 2006 (the “Andara Merger Agreement”), among Cyberkinetics Inc., Andara and Andara Acquisition Corp., a wholly owned subsidiary of the Cyberkinetics, (“Acquisition”), on the filing of a Certificate of Merger in the State of Delaware and Articles of Merger in the State of Indiana, Acquisition merged with and into Andara and all of the issued and outstanding capital stock of Andara was exchanged for an aggregate of 3,029,801 shares of common stock, $0.001 par value per share (“Common Stock”) of Cyberkinetics, of which 993,377 shares of Common Stock were issued pursuant to a restricted stock award and subject to forfeiture (“Restricted Stock”). The Restricted Stock is subject to forfeiture if certain specific milestones are not achieved by the surviving corporation within thirty-six (36) months of the merger. Cyberkinetics purchased Andara for access to its in-process research and development programs and its core technology, the Andara Oscillating Field Stimulator.

10

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-QSB

QUARTERLY REPORT UNDER SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2006
Commission File Number: 000-50505

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
(Exact name of small business issuer as specified in its charter)

Delaware	13-4287300
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

100 Foxborough Blvd Ste 240, Foxborough , MA	02035
(Address of principal executive offices)	(Zip Code)
(508) 549-9981
(Issuer’s telephone number, including area code)

     Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑  No ☐
     Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐  No ☑
     As of May 10, 2006, the Registrant had 28,890,311 shares of Common Stock outstanding.
     Transitional Small Business Disclosure Format (Check one): Yes ☐  No ☑

FORM 10-QSB INDEX

Cyberkinetics Neurotechnology Systems, Inc.
Condensed Consolidated Balance Sheets

	As of
	March 31,	December 31,
	2006	2005
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$10,004,471	$11,346,372
Accounts receivable	367,435	387,731
Inventory	398,446	235,320
Prepaid expenses and other current assets	343,920	427,987

Total current assets	11,114,272	12,397,410

Property and equipment, net	670,625	619,433
Intangible assets, net	2,000,864	114,071
Deposits and other assets	164,673	140,447
Goodwill	94,027	94,027

Total assets	$14,044,461	$13,365,388

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$285,212	$474,398
Accrued expenses	1,260,409	936,202
Current portion of capital lease obligations	316,479	274,489
Current portion of notes payable	840,236	473,721

Total current liabilities	2,702,336	2,158,810

Capital lease obligations, net of current portion	369,410	338,048
Notes payable, net of current portion	3,159,764	2,526,279

Total long-term liabilities	3,529,174	2,864,327
Commitments – Note 6

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 authorized, 30,189,292 and 28,889,292 issued and outstanding at March 31, 2006, respectively and 27,157,997 and 25,857,997 issued and outstanding at December 31, 2005, respectively	30,189	27,158
Additional paid-in capital	33,694,070	31,112,108
Common stock in escrow, 1,300,000 shares	(13,000)	(13,000)
Deferred compensation	—	(786,364)
Accumulated deficit	(25,898,308)	(21,997,651)

Total stockholders’ equity	7,812,951	8,342,251

Total liabilities and stockholders’ equity	$14,044,461	$13,365,388

The accompanying notes are an integral part of these condensed consolidated financial statements.

Cyberkinetics Neurotechnology Systems, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2006	2005
Revenues:
Product sales	$132,200	$249,492
Grant income	252,480	171,798

Total revenues	384,680	421,290

Operating expenses:
Cost of product sales	49,768	44,656
Research and development	1,396,278	1,453,623
Sales and marketing	109,979	82,492
General and administrative	1,054,089	1,087,030
Purchased in-process research and development	1,602,239	—

Total operating expenses	4,212,353	2,667,801

Operating loss	(3,827,673)	(2,246,511)

Other income (expense):
Interest income	108,832	15,331
Interest expense	(181,816)	(16,193))

Other income (expense), net	(72,984)	(862)

Net loss	$(3,900,657)	$(2,247,373)

Basic and diluted net loss per common share	$(0.15)	$(0.14)

Shares used in computing basic and diluted net loss per common share	26,876,209	15,669,077

The accompanying notes are an integral part of these condensed consolidated financial statements

Cyberkinetics Neurotechnology Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2006	2005
Operating activities
Net loss	$(3,900,657)	$(2,247,373)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	99,354	62,938
Stock-based compensation	380,905	404,787
In-process research and development	1,602,239	—
Non-cash interest on line of credit and notes payable	52,926	1,229
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	20,296	191,677
Prepaid expenses and other current assets	69,574	(5,396)
Inventory	(163,126)	36,755
Deposits and other assets	15,259	(15,249)
Accounts payable	(614,186)	(63,611)
Accrued expenses	155,546	328,670
Deferred revenue	—	(60,432)

Net cash used in operating activities	(2,281,870)	(1,366,005)

Investment activities
Purchase of property and equipment	(112,641)	(92,797)
Acquisition of Andara Life Science, Inc.	(21,190)	—

Net cash used in investing activities	(133,831)	(92,797)

Financing activities
Proceeds from note payable	4,000,000	—
Proceeds from capital lease line	139,613	—
Payments on capital lease line	(66,261)	(45,728)
Payments on line of credit	(3,000,000)	—
Proceeds from issuance of common stock	448	701

Net cash provided by (used in) financing activities	1,073,800	(45,027)

Net decrease in cash and cash equivalents	(1,341,901)	(1,503,829)
Cash and cash equivalents at beginning of period	11,346,372	5,232,641

Cash and cash equivalents at end of period	$10,004,471	$3,728,812

Supplemental disclosure of non-cash investing and financing activities
Common stock warrants issued in connection with line-of-credit agreement	$—	156,398

Common stock warrants issued in connection with notes payable	$77,918	$—

Acquisition of Andara Life Science, Inc.
Fair value of assets acquired	3,526,937	—
Assumed liabilities	(425,000)	—
Acquisition costs incurred	(189,850)	—

Fair value of common stock issued	$2,912,087	$—

The accompanying notes are an integral part of these condensed consolidated financial statements

Cyberkinetics Neurotechnology Systems, Inc.
Notes to Condensed Consolidated Financial Statements (Unaudited)
1. Nature of Business and Basis of Presentation
The Company is engaged in the research, development, manufacture, sale and distribution of neurological products. Cyberkinetics is developing clinical products for human use designed to detect and interpret brain activity in real time. Cyberkinetics operates in one business segment, which is the development and marketing of neurological products. Since its inception on May 2, 2001, the Company has devoted its efforts principally to research and development, licensing of intellectual property, business development activities and raising capital. Prior to the quarter ended June 30, 2005, the Company operated as a development-stage company. During the first half of 2005, the Company made progress in the clinical testing and development of its BrainGate System. During the second quarter of 2005, the Company received 510(k) approval to market its first clinical product the NeuroPort™ System which it expects to launch in 2006. As a result, the Company determined that it was no longer in the development stage.
In February 2006, the Company acquired Andara Life Science, Inc. (“Andara”), an Indiana corporation, through the merger of a wholly owned subsidiary of Cyberkinetics with and into Andara. Prior to its acquisition, Andara was a privately held company engaged in the development of a portfolio of programs related to the repair and regeneration of neural tissues, which were developed at the Center for Paralysis Research at Purdue University. The acquisition enables Cyberkinetics to continue the development of Andara’s key technologies, the Andara Oscillating Field Stimulator™ (“Andara OFS Device”) which is used to treat acute injuries and the Andara OFS PLUS system in preclinical studies, which includes the use of neurotrophic growth factor which is being developed to potentially treat long-term (chronic) injuries (Note 10).
The Company’s future capital requirements will depend upon many factors, including progress with marketing its technologies, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the necessity of, and time and costs involved in, obtaining regulatory approvals, competing technological and market developments, and its ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements.
Management expects that the Company will continue to incur negative cash flows and net losses for the foreseeable future. Based upon management’s current plans and expectations, management believes that the Company’s existing capital resources will be sufficient to meet the Company’s operating expenses and capital requirements through at least December 2006. However, changes in management’s business strategy, technology development, marketing plans or other events affecting the Company’s operating plans and expenses, may result in the expenditure of existing cash before that time. If this occurs, the Company’s ability to meet its cash obligations as they become due and payable will depend on the Company’s ability to sell securities, borrow funds or some combination thereof. The Company may not be successful in raising the necessary funds on acceptable terms, or at all. If the Company were to lack sufficient funds, the Company may be required to delay, scale back or eliminate some of its research and development activities or delay the launch of its product candidates.
The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States applicable to interim periods. These statements, however, are condensed and do not include all disclosures required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the Company’s consolidated financial statements and related footnotes for the fiscal year ended December 31, 2005, which are included in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2006.
In the opinion of management, the unaudited financial statements contain all adjustments (all of which were considered normal and recurring) necessary to present fairly the Company’s financial position at March 31, 2006, the results of operations for the three months ended March 31, 2006, and March 31, 2005, and cash flows for the three months ended March 31, 2006, and March 31, 2005. The preparation of the Company’s condensed consolidated financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts and disclosure of certain assets and liabilities at the balance sheet date.
The results of operations for the interim periods are not necessarily indicative of the results of operations for the full fiscal year or any other interim period.

Cyberkinetics Neurotechnology Systems, Inc.
Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)
2. Stock-Based Compensation
Prior to January 1, 2006, the Company accounted for stock-based awards issued to employees under its stock-based compensation plans using the intrinsic value method in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations. Accordingly, no compensation expense was recorded for options awarded to employees with exercise prices equal to or in excess of the stock’s fair market value on the grant date. The Company elected to adopt, for periods prior to January 1, 2006, the disclosure requirements of FASB Statement No. 123, Accounting for Stock-Based Compensation, as amended by FASB Statement No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure (collectively, SFAS 123) which used a fair value based method of accounting for share-based awards. Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payments (SFAS 123R) using the modified prospective transition method. In conjunction with the adoption of SFAS 123R, the Company applied the principles of Staff Accounting Bulletin No. 107 (SAB 107), which provides guidance on the implementation of SFAS 123R.
SFAS 123R requires companies to record compensation expense for stock options measured at fair value, on the date of grant, using an option-pricing model. The Company elected to determine the fair value of stock options using the Black-Scholes valuation model, which is consistent with the Company’s valuation techniques previously utilized under SFAS 123.
In accordance with the provisions of the modified prospective transition method under SFAS 123R, the Company has not restated prior period amounts. Under this transition method, compensation expense for the three months ended March 31, 2006 includes compensation expense for all stock-based awards granted prior to, but not yet vested as of, January 1, 2006 based on the grant date fair value estimated in accordance with the original provisions of SFAS 123. Stock-based compensation expense for all stock-based awards granted after January 1, 2006 is based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. Stock-based compensation expense includes an estimate for forfeitures and is recognized over the vesting period of the award on a straight-line basis. The Company adjusts this estimate to reflect actual forfeitures at the end of each reporting period. The Company evaluated the need to record a cumulative effect adjustment relating to estimated forfeitures for unvested previously issued awards, and the impact was not deemed to be material.
As a result of adopting SFAS 123R, the Company recorded stock-based compensation of $201,791 for the three months ended March 31, 2006 for stock-based awards granted to employees. This represents an incremental charge of $81,649, or $0.003 per share, as compared to the Company’s previous method of accounting for stock-based awards to employees under APB 25.
The Company accounts for stock-based awards issued to non-employees in accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123) and EITF No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (EITF 96-18), under which compensation expense is generally recognized over the vesting period of the award.
The following table presents the Company’s pro forma net loss attributable to common stockholders and net loss per common share for the three months ended March 31, 2005 had compensation expense for the Company’s stock-based compensation plans been determined based on the fair value at grant dates as calculated in accordance with SFAS 123.

Three Months
Ended March 31,
2005
Net loss as reported	$(2,247,373)
Add: Stock-based employee compensation expense included in reported net loss	124,355
Deduct: Stock-based employee compensation expense determined under fair value-based method for all employee awards	(187,068)

Pro forma net loss	$(2,310,086)

Basic and diluted net loss per share as reported	$(0.14)
Pro forma basic and diluted net loss per share	$(0.15)

Cyberkinetics Neurotechnology Systems, Inc.
Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)
The fair value of each option grant was estimated as of the date of grant using the Black-Scholes option-pricing model. The weighted-average fair values of options granted during the three months ended March 31, 2006 and 2005 were $1.07 and $1.78 per share. As required by SFAS 123R, the Company records stock-based compensation expense only for those awards that are expected to vest. The following assumptions were made for options granted during the three months ended March 31, 2006 and 2005:

	2006	2005
Expected volatility (1)	100%	100%
Expected dividend yield (2)	0%	0%
Expected lives of options (in years) (3)	5	5
Risk-free interest rate (4)	4.78%	3.75%

(1)	The Company’s common stock is approved for quotation on the Over-the-Counter Bulletin Board and began trading on October 15, 2004. Based on this short trading history, the Company determined the expected volatility based on public small capitalization stocks with significant risk (scientific or otherwise), which tend to have a relatively high volatility. The Company will re-evaluate this method as additional historical stock price data is obtained.

(2)	No cash dividends have been declared on the Company’s common stock since the Company’s inception and it does not anticipate paying cash dividends over the expected term of the option.

(3)	The expected term represents the weighted average period the option is expected to be outstanding and is based on the historical exercise behavior of employees.

(4)	The risk-free interest rate is based on the implied yield currently available on U.S. Treasury zero-coupon issues with maturity dates equivalent to the expected term of the option.
As of March 31, 2006, there was $2,281,486 of total unrecognized compensation cost related to non-vested options granted to employees under all equity compensation plans. Total unrecognized compensation cost will be adjusted for future changes in estimated forfeitures. The Company expects to recognize that cost over a weighted-average period of 2.45 years.
Stock Option Plans
2002 Equity Incentive Plan
On August 12, 2002, the Company’s Board of Directors and stockholders adopted the 2002 Equity Incentive Plan (the 2002 Equity Plan). The 2002 Equity Plan provides for the granting of shares of common stock pursuant to incentive stock options, nonqualified option awards, stock grants and other restricted stock awards for officers, directors, employees, consultants and advisers. On June 23, 2005, Cyberkinetics’ Board of Directors and its stockholders amended the 2002 Equity Plan to increase the total number of shares available from 2,533,333 to 3,500,000. At March 31, 2006, a total of 2,959,518 shares of common stock have been reserved for the exercise of stock options outstanding under the 2002 Equity Plan.
Pursuant to the 2002 Equity Plan, the Board of Directors (or committees designated by the Board) may grant incentive and nonqualified stock options, restricted stock and other stock awards to the Company’s officers, directors, employees, consultants and advisers. The options can be exercisable at various dates, as determined by the Company’s Board of Directors, and will expire no more than ten years from the date of grant. Options granted under the 2002 Equity Plan are restricted as to transfer. All options granted on or after October 15, 2004, the date the Company’s common stock began trading publicly, are valued using the closing sales price for the Company’s common stock as of the date of the grant. For holders of more than 10% of the Company’s voting stock, incentive stock options may not be granted at less than 110% of the fair market value of the

Cyberkinetics Neurotechnology Systems, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited) (Continued)
2. Stock-Based Compensation (continued)
Company’s common stock at the date of grant, with an expiration date not to exceed five years. Options granted to new employees generally vest at a rate of 25% on the first anniversary of the grant and 6.25% of the shares at the end of each successive three-month period. Annual option grants to existing employees generally vest at a rate of 6.25% of the shares at the end of each successive three-month period beginning from the date of grant.
2002 Founders’ Option Plan
On August 12, 2002, the Company’s Board of Directors and stockholders adopted the 2002 Founders’ Option Plan (the 2002 Founders’ Plan). The 2002 Founders’ Plan provides for the granting of shares of common stock pursuant to incentive stock options, nonqualified option awards, stock grants and other restricted stock awards for certain key employees and stockholders. Options granted under the 2002 Founders’ Plan will expire no more than ten years from the date of grant and generally vest monthly over a four-year period beginning from the date of grant. The total number of shares available under the 2002 Founders’ Plan is 1,230,915. At March 31, 2006, a total of 1,064,415 shares of common stock have been reserved for the exercise of stock options outstanding under the 2002 Founders’ Plan.
A summary of option activity for all plans for the three months ended March 31, 2006 is as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life (Yrs.)	Value
Outstanding at December 31, 2005	3,239,967	$0.54
Granted	792,253	$1.91
Exercised	(1,494)	$0.12
Forfeited	(6,793)	$1.20

Outstanding at March 31, 2006	4,023,933	$0.54	8.63	$3,390,833

Exercisable at March 31, 2006	1,920,457	$0.21	8.05	$2,364,597
The aggregate intrinsic value included in the table above represents the difference between the exercise price of the options and the market price of the Company’s common stock for the options that had exercise prices that were lower than the $1.39 market price of the Company’s common stock at March 31, 2006. The total intrinsic value of options exercised during the three months ended March 31, 2006 and 2005 was $1,718 and $430, respectively, determined as of the date of exercise. During the three months ended March 31, 2006 and 2005, the Company received proceeds of $448 and $20, respectively, from the exercise of stock options.
3. Net Loss Per Share
The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128), and related interpretations. Under the provisions of SFAS 128, basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding. Diluted net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares and dilutive common share equivalents then outstanding. Common share equivalents consist of the incremental common shares issuable upon the exercise of stock options and warrants. The Company has excluded the impact of all stock options and warrants from the calculation of historical diluted net loss per common share because all such securities are antidilutive for all periods presented. During the three months ended March 31, 2006, the Company issued 3,029,801 shares of common stock, of which 993,377 shares of common stock were issued pursuant to a restricted award and are subject to forfeiture, in connection with the acquisition of Andara and 1,494 shares of common stock in conjunction with the exercise of stock options. The shares subject to forfeiture have been excluded from the calculation of net loss per share.

Cyberkinetics Neurotechnology Systems, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited) (Continued)
3. Net Loss Per Share (continued)
The following potentially dilutive, common share equivalents were excluded from the calculation of diluted and pro forma net loss per common share because their effect was anti-dilutive for each of the periods presented:

	As of
	March 31,	March 31,
	2006	2005
Options	4,023,933	3,413,150
Warrants	6,023,466	899,859

Total	10,047,399	4,313,009

4. Inventory
Inventory consists of the following:

	March 31,	December 31,
	2006	2005
Raw materials	$48,423	$122,008
Work in process	205,373	94,055
Finished goods	144,650	19,257

Total	$398,446	$235,320

5. Property and Equipment
Property and equipment consist of the following:

	March 31,	December 31,
	2006	2005	Useful Life
Computer equipment	$232,980	$226,065	3 years
Software	167,264	98,254	3 years
Furniture and fixtures	61,445	59,633	3 years
Machinery and equipment	743,894	706,979	3 to 5 years
Leasehold improvements	56,604	56,604	Remaining lease term

	1,262,187	1,147,535
Less accumulated depreciation	(591,562)	(528,102)

Property and equipment, net	$670,625	$619,433

Depreciation expense, which includes amortization of assets under capital leases, was $63,460 and $57,311 for the three months ended March 31, 2006 and March 31, 2005, respectively.

Cyberkinetics Neurotechnology Systems, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited) (Continued)
6. Commitments
Operating Leases
The Company leases office space in Foxborough, Massachusetts and office and laboratory space in Salt Lake City, Utah used for manufacturing and research and development. The Foxborough, Massachusetts lease expires on May 31, 2007 and includes an option to renew the lease at the end of the initial term for an additional three-year term. The Salt Lake City, Utah lease expires on November 30, 2009 and includes an option to renew the lease at the end of the initial lease term for an additional five-year term. The future minimum lease payments required under noncancellable operating leases were as follows as of March 31, 2006:

Year ending December 31:
2006	$250,708
2007	253,505
2008	192,500
2009	181,500

Total minimum lease commitments	$878,213

Capital Leases
In October 2003, the Company entered into a loan and security agreement (the “Capital Lease Line”) with a lender that allows the Company to borrow funds to finance the purchase of equipment, hardware, leasehold improvements and software. The Company may borrow up to $1,300,000 under this Capital Lease Line. All borrowings under the Capital Lease Line are collateralized by the assets financed. In connection with the Capital Lease Line, the Company issued to the lender 20,000 warrants to purchase Series A Preferred Stock. At the closing of the Merger, such warrant converted to a warrant to purchase 20,000 shares of common stock. The warrants, valued at $10,506 under the Black-Scholes model, are exercisable at the option of the holder at $1.00 per share, and expire ten years from the date of issuance. The fair value is being charged to interest expense over the 42-month term of the Capital Lease Line.
In January 2004 and May 2004, the Company received gross proceeds of $258,869 and $439,509, respectively, from financings completed under the Capital Lease Line. On September 28, 2005 and March 30, 2006, the Company received gross proceeds of $265,080 and $139, 613, respectively, from financings completed under its Capital Lease Line. The proceeds were used to finance purchases of property and equipment. All financings under the Capital Lease Line have a term of 42 months, a $1.00 buyout option and monthly payments ranging from approximately 2.7% to 2.9% of the total cost of the equipment financed.
Future minimum cash payments under the Capital Lease Line at March 31, 2006 are as follows:

Period ending December 31:
2006	$276,743
2007	302,012
2008	137,321
2009	58,205

774,281
Less amount representing interest	(88,392)

Present value of minimum future payments	685,889
Less current portion of capital leases	(316,479)

Long-term portion of capital leases	$369,410

Cyberkinetics Neurotechnology Systems, Inc.
Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)
7. Notes Payable
On March 31, 2005, the Company entered into a one year revolving line-of-credit agreement (the “Line of Credit”) for up to $3,000,000 with a financial institution. Borrowings under the Line of Credit were available in amounts and at the time of the Company’s discretion. Borrowings were collateralized by the assets of the Company, excluding intellectual property. The Company agreed not to sell, transfer or otherwise dispose of its intellectual property rights outside the ordinary course of business, except with the prior consent of the financial institution. The Line of Credit provided for customary conditions to the Company’s ability to borrow, as well as customary covenants and default provisions. The Line of Credit also contained certain acceleration clauses. Borrowings under the Line of Credit bore interest at prime rate plus 3 percent (10.25% at December 31, 2005). Interest was payable monthly and the principal was due on March 30, 2006. In connection with the execution of the Line of Credit, the Company issued to the financial institution a ten-year warrant to purchase 71,429 shares of common stock at an exercise price of $2.10 per share. The Company recorded the fair value of these warrants of $156,396 as a deferred financing cost which was amortized as interest expense over the term of the Line of Credit. The fair value of the warrants was calculated using the Black-Scholes option pricing model with the following assumptions: 100% volatility, risk-free interest rate of 3.75%, no dividend yield, and a 10-year term. The Company recorded $117,297 of interest expense for the year ended December 31, 2005 related to the warrants. On May 4, 2005, the Company drew down $3,000,000 under the Line of Credit. In 2005, the Company paid interest of $165,875 related to borrowings under the Line of Credit. On January 5, 2006, the Company paid all amounts due and owing under the Line of Credit.
On December 27, 2005, the Company entered into a Loan and Master Security Agreement (the “Loan”) with General Electric Capital Corporation (the “Lender”). The Agreement provides for borrowings in an amount up to $6,000,000, of which $4,000,000 became available immediately (“Tranche 1”) and the remaining $2,000,000 is available upon the achievement of certain milestones. As a condition to borrowing any funds under Tranche 1, the Company must first have paid all amounts outstanding and due under the Company’s existing Line of Credit and fully satisfied and discharged all liens, claims and encumbrances on our property and intellectual property arising from the Loan. Borrowings are collateralized by the assets of the Company, excluding intellectual property. The Loan provides for customary conditions to the Company’s ability to borrow, as well as customary covenants and default provisions; the Agreement also contains certain acceleration clauses. Borrowings under the agreement bear interest at the Federal Reserve’s Three (3) year Treasury Constant Maturities Rate plus 4.2 percent. The Company is required to make interest only payments on all draw-downs for the first six months and the remaining principal and interest will be repaid over 30 months. In connection with the Loan, the Company issued to the Lender a ten-year warrant to purchase 71,301 shares of common stock at an exercise price of $1.40 per share. The Company recorded the fair value of the warrants of $97,246 as deferred financing cost which amount is being amortized as interest expense over the term of the Loan. The fair value of the warrants was calculated using the Black-Scholes option pricing model with the following assumptions: 100% volatility, risk-free interest rate of 3.75%, no dividend yield, and a 10-year term.
On January 10, 2006, the Company borrowed $4,000,000 under the Loan (the “Borrowing”). The Borrowings bear interest at 10.72% annually and interest only is payable for six months; thereafter, the borrowed amount will be payable in thirty equal monthly payments of principal plus interest of $152,588. If the Company fails to pay any obligation when due under the Borrowing, the Lender may declare that all Borrowings are immediately due and payable. In connection with the execution of the Borrowing, the Company issued to the Lender a ten-year warrant to purchase 55,944 shares of the common stock at an exercise price of $1.79 per share. The warrant was valued at $77,918 under the Black Scholes option pricing model with the following assumptions: 100% volatility, risk-free interest rate of 3.75%, no dividend yield and a 10-year term. The fair value of the warrant will be charged to interest expense over the thirty-six month term of the loan. Upon completion of these transactions, future minimum cash payments due under the Loan are as follows as of March 31, 2006:

Cyberkinetics Neurotechnology Systems, Inc .
Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)
7. Notes Payable (continued)

Period ending December 31:
2006	$789,019
2007	1,831,058
2008	1,831,058
2009	305,176

4,756,311
Less amount representing interest	(756,311)

Present value of minimum future payments	4,000,000
Less current portion of loan	(840,236)

Long-term portion of loan	$3,159,764

8. Preferred Stock
As of March 31, 2006 and December 31, 2005, the Company had 50,000,000 shares of preferred stock authorized and no shares issued and outstanding.
9. Related Party Transactions
During the three months ended March 31, 2006 and March 31, 2005, respectively, the Company recognized product sales of $0 and $4,013 to Brown University, respectively. The Company’s Chief Scientific Officer, who is also a member of the Company’s Board of Directors, is a professor and the Chairman of the Neuroscience Department at Brown University. Amounts due from Brown University at March 31, 2006 and December 31, 2005 totaled $0 and $4,040, respectively.
The Company recognized product sales of $20,000 and $4,000 to the University of Chicago during the three months ended March 31, 2006 and March 31, 2005, respectively. A member of the Company’s Board of Directors is an assistant professor at the University of Chicago. There were no amounts due from the University of Chicago at March 31, 2006 and December 31, 2005.
10. Acquisition of Andara Life Science, Inc.
Pursuant to an Agreement and Plan of Merger dated February 14, 2006 (the “Andara Merger Agreement”), among Cyberkinetics, Andara and Andara Acquisition Corp., a wholly-owned subsidiary of the Company, (“Acquisition”), on the filing of a Certificate of Merger in the State of Delaware and Articles of Merger in the State of Indiana, Acquisition merged with and into Andara and all of the issued and outstanding capital stock of Andara was exchanged for an aggregate of 3,029,801 shares of common stock, $0.001 par value per share (“Common Stock”) of the Company, of which 993,377 shares of Common Stock were issued pursuant to a restricted stock award and subject to forfeiture (“Restricted Stock”). The Restricted Stock is subject to forfeiture if certain specific milestones are not achieved by the surviving corporation within thirty-six (36) months of the Merger. Andara was the surviving corporation in the Merger and became a wholly-owned subsidiary of Cyberkinetics. As the restricted stock is considered contingent consideration, only the 2,036,424 shares of unrestricted common stock (3,029,801 issued less 993,377 restricted shares) has been included as part of the aggregate purchase price calculation. In accordance with to SFAS No. 141 Business Combinations (SFAS No. 141) and EITF Issue No 98-3 Determining whether a Non-monetary Transaction Involves Receipt of Productive Assets or of a Business, the Company determined that this transaction does not constitute a business combination and accordingly, has accounted for it as an asset purchase. The accounting for the transaction is similar to purchase accounting under SFAS No. 141, except that goodwill is not recorded.

Cyberkinetics Neurotechnology Systems, Inc .
Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)
10. Acquisition of Andara Life Science, Inc. (continued)
The total consideration of $3,102,000 consisted of $2,912,000 of unrestricted Cyberkinetics common stock and approximately $190,000 in transaction costs which primarily consisted of fees paid for legal and accounting services. The amount of consideration paid by Cyberkinetics was determined through arms-length negotiation between Cyberkinetics and Andara. There was no material pre-existing relationship between Andara or its stockholders and Cyberkinetics or any of its affiliates, directors or officers, or any associate of a director or officer of Cyberkinetics.
The fair value of the tangible and intangible assets acquired and liabilities assumed were recorded as follows:

Property and Equipment	$2,012
Intangible assets
Non–competition agreements (estimated useful lives of 3 years)	213,632
Developed technology (estimated useful lives of 10 years)	1,709,054
Acquired in process research and development	1,602,239
Current Liabilities	(425,000)

Net assets acquired	$3,101,937

The fair market value of the intangible assets acquired was based on a valuation determined using an income approach for the developed technology and a discounted cash flow analysis for the non-competition agreements and In Process Research and Development (“IPR&D”). The discount rate used in determining the net present value of the cash flows was 36% and is consistent with the overall risks of developing the projects. In determining the value of the IPR&D, the Company considered the clinical development timeline and costs, market size and nature of the industry. The value of the acquired IPR&D reflects the relative value and contribution of the acquired research and development. The IPR&D was written off immediately upon the consummation of the transaction and is presented as a separate line on the Company’s Statement of Operations. The non–competition agreements and developed technology are being amortized over their estimated useful life of three and ten years, respectively.
The Company’s Statement of Operations includes the results of operations of Andara as of the date of the acquisition. For the quarter ended March 31, 2006, the Company has recorded $30,265 of amortization expense related to the non–competition agreements and developed technology of which the entire amount was included in research and development.
The following unaudited pro forma consolidated information gives effect to the acquisition of Andara as if the acquisition occurred on January 1, 2005.

	Three Months Ended
	March 31,	March 31,
	2006	2005
	(Unaudited)	(Unaudited)
Total revenue	$384,680	$421,290
Net loss	(3,166,344)	(2,339,957)
Net loss per share	$(0.12)	$(0.13)
The pro forma consolidated results do not purport to be indicative of results that would have occurred had the acquisition been in effect for the periods presented, nor do they purport to be indicative of the results that may be obtained in the future.
11. License Agreements
In connection with the acquisition of Andara, Cyberkinetics became the licensee of an exclusive, sublicenseable, royalty bearing license with Purdue Research Foundation for the development and commercialization of the PRF technology pertaining to the Andara OFS Device and the Andara OFS Device Plus, and a series of neurotrophic and other drugs to be utilized with the Andara OFS Device or on their own. The Company agreed to pay milestones and royalties to PRF based upon gross receipts

Cyberkinetics Neurotechnology Systems, Inc .
Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)
11. License Agreements (continued)
generated from the various licensed products. There are no milestone obligations for the Andara OFS Device and Andara OFS Device Plus as of March 31, 2006. The Company agreed to pay a 3% royalty on product sales of the Andara OFS Device and Andara OFS Device Plus. The Company may reduce, by up to 50%, the royalties due to PRF by the royalties paid to third parties provided the reductions do not exceed 50% during any given annual reporting period. For the remaining licensed products, the Company is obligated to make four milestone payments to PRF; three for the completion of each clinical trial phase I, II and III, respectively and the fourth payment at the inception of the product launch. The milestone payments range from $30,000 to $1,500,000 for a successfully launched product. The Company is obligated to make annual maintenance payments to PRF of $100,000 beginning in 2009, $250,000 in 2010 through 2012 and $500,000 in 2013 and beyond. These maintenance payments may be credited against any royalties or other payments due to PRF during the same annual period. This license agreement will terminate at the later of either the expiration of the last valid claim upon the patents or the tenth-year anniversary of the first commercial shipment of a licensed product.
Also in connection with the acquisition of Andara, Cyberkinetics became the licensee of an exclusive sublicenseable license with IURT for the development and commercialization of the IURT technology pertaining to the OFS Device and OFS device with a series of neurotrophic and other drugs to be utilized with the OFS Device or on their own.

Cyberkinetics Neurotechnology Systems, Inc.
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Forward Looking Statements
The following discussion of consolidated financial condition and results of operations of the company should be read in conjunction with the unaudited financial statements and the related notes thereto included elsewhere in this Form 10-QSB. Except for the historical information contained herein, the following discussion, as well as other information in this report, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the “safe harbor” created by those sections. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Forward-looking statements include, but are not limited to, statements concerning our future expectations, plans, prospects and future operating results as well as projections of cash and marketable securities and sufficiency of funding for capital expenditures. Actual results may differ materially from those indicated by these forward-looking statements as a result of various factors including risks related to: our access to additional capital; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales and distribution of our products; our development of products; our ability to obtain and maintain patent protection for our discoveries and products; and our limited operating history; as well as those risks more fully discussed in the “risk factors” section of the Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2006. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.
Overview
Cyberkinetics. We are a medical device company specializing in the development of neural implants that can interact with the brain and the nervous system at the level of individual cells. We intend to use our core technology to develop a portfolio of implantable medical devices that can detect and interpret brain activity in real time at the cellular level as the basis for diagnosis and treatment of a broad range of neurological conditions. Our product pipeline currently includes: a line of research products to support leading-edge, pre-clinical neuroscience research; the NeuroPorttm System, which is a recently 510(k)-cleared entry in the market for invasive neurosurgical monitoring; and the BrainGatetm System, currently in clinical evaluation, which is intended to allow a disabled person to control a computer using thought alone. Our strategy is to leverage our core proprietary technology to establish ourselves as a leader in the fields of functional restoration (i.e., the ability to communicate with electrical devices to perform those functions that the body is no longer able to perform autonomously or on command) and in monitoring and treating neurological disorders. We also manufacture and market a line of neural recording arrays and data acquisition systems to researchers.
In February 2006, we acquired Andara Life Science, Inc. (“Andara”), an Indiana corporation, through the merger of a wholly owned subsidiary of Cyberkinetics with and into Andara (the “Andara Merger”). Prior to its acquisition by us, Andara was a privately held company engaged in the development of a portfolio of programs related to the repair and regeneration of neural tissues, which were developed at the Center for Paralysis Research at Purdue University.
Andara was acquired pursuant to the terms and conditions of an Agreement and Plan of Merger dated February 14, 2006 (the “Andara Merger Agreement”), among the Company, Andara and Andara Acquisition Corp. (“Acquisition”), a wholly-owned subsidiary of the Company, on the filing of a Certificate of Merger in the State of Delaware and Articles of Merger in the State of Indiana. Acquisition merged with and into Andara and all of the issued and outstanding capital stock of Andara was exchanged for an aggregate of 3,029,801 shares of the common stock, $0.001 par value per share (“Common Stock”) of the Company, of which 993,377 shares of Common Stock were issued pursuant to a restricted stock award and subject to forfeiture (the “Restricted Stock”). As a result of the Andara Merger, Andara became a wholly-owned subsidiary of the Company. The Restricted Stock is subject to forfeiture if certain specific milestones are not achieved by the surviving corporation within thirty-six (36) months of the Andara Merger. The acquisition enables Cyberkinetics to continue the development of Andara’s key technologies, the Andara Oscillating Field Stimulator™ (“Andara OFS Device”) which is used to treat acute injuries and the Andara OFS PLUS system in preclinical studies, which includes the use of neurotrophic growth factor which is being developed to potentially treat long-term (chronic) injuries.
We have a limited history of operations and, through March 31, 2006, we have generated limited revenues from product sales. We have also generated revenue from grant income. The long-term success of our business is dependent on the development and commercialization of advanced neurological products such as the NeuroPorttm , BrainGatetm Systems and the Andara OFS Device.
We have been unprofitable since Cyberkinetics’ inception in May 2001 and we expect to incur substantial additional operating losses for at least the foreseeable future as we continue to expand our product development activities. Accordingly, our activities to date are not as broad in depth or scope as the activities we may undertake in the future, and our historical operations and financial performance are not necessarily indicative of our future operating results. We have incurred substantial net losses since inception. As of March 31, 2006, our accumulated deficit was $25,898,000. We expect to incur substantial and increasing losses for the next several years as we:
•	continue to develop the BrainGatetm System , the NeuroPorttm System and the Andara tm OFS Device;

•	continue to enroll new patients in our clinical study(ies);

•	develop and commercialize our product candidates, if any, that receive regulatory approval;

•	continue to expand our research and development programs;

•	acquire or in-license products, technologies or businesses that are complementary to our own; and

•	increase our general and administrative expenses related to operating as a public company.
We have financed our operations and internal growth primarily through private placements of equity securities, funding through capital lease and debt facilities as well as to a much more limited extent through revenue from product sales and sponsored research. Our business is subject to significant risks, including, but not limited to, the risks inherent in our ongoing clinical trials and the regulatory approval process, the results of our research and development efforts, competition from other products and uncertainties associated with obtaining and enforcing intellectual property rights.
Research and Development. Our research and development activities have been primarily focused on the development of the NeuroPorttm System and the pilot clinical trial of the BrainGatetm System. Our research and development expenses consist primarily of compensation and other expenses for research and development personnel, non-cash stock compensation expense for non-employees, costs associated with the clinical trials of our product candidates, supplies and materials, costs for consultants and related contract research, depreciation and facility costs. We charge all research and development expenses to operations as they are incurred.
In the future, the rate of spending on the BrainGatetm System is likely to increase as additional clinical trials are performed. The initial version of the BrainGatetm System is not expected to be commercially launched for at least two to four years, if at all. We have also initiated development of a completely implantable sensor and signal transmission system for long-term use that can be operated by the user outside of the hospital setting which will take longer to develop and is expected to be launched after the initial version of the BrainGatetm System. Additionally, our rate of spending is likely to increase as we develop the recently acquired Andara OFS Device. While we cannot estimate with any certainty the time required for commercial approval of the BrainGatetm System or the Andara OFS Device, we expect that we will need to raise substantial additional capital in order to reach breakeven from the sales of advanced neurological products.
At this time, due to the risks inherent in the clinical trial process and given the early stage of development of our product candidates, we are unable to estimate with any certainty the costs we will incur in the continued development of our product candidates for commercialization. However, we expect our research and development costs to be substantial and to increase as we continue the development of current product candidates, and the expansion of our research programs.
The lengthy process of seeking regulatory approvals for our product candidates, and the subsequent compliance with applicable regulations, requires the expenditure of substantial resources. Any failure by us to obtain, or any delay in obtaining, regulatory approvals could cause our research and development expenditures to increase and, in turn, have a material adverse effect on our results of operations. We cannot be certain when, if ever, any net cash inflow from any of our current product candidates will commence.

Three Months Ended March 31, 2006 and 2005
Revenues
Product Sales and Gross Margin. Our business focus since inception in May 2001 has been the development of our advanced neurological products, such as the NeuroPort™ and BrainGate™ Systems. We also sell our BIONIC® products. We expect that our sales from the BIONIC® products will continue to be limited and are therefore, likely to continue to fluctuate in the future. Product sales decreased $117,000 to $132,000 for the three months ended March 31, 2006 from $249,000 for the three months ended March 31, 2005. The 47% decrease in sales was principally related to a reduction in the number of BIONIC® units sold. The gross margin on product sales was approximately 62% and 82% for the three months ended March 31, 2006 and 2005, respectively. The decrease in gross margin is a principally a result of two factors. First, there was a reduction in the number of BIONIC® units sold which have higher margins than our other products. Additionally, the Company recognized $60,000 of revenue during 2005 that had previously been deferred. The costs associated with $60,000 of deferred revenue were recognized at the time the sale was made in 2003.
Grants. Revenue from grants increased $80,000 to $252,000 for the three months ended March 31, 2006 from $172,000 for the three months ended March 31, 2005. Grants for the three months ended March 31, 2005 consisted primarily of SBIR grants. We no longer submit SBIR grant applications because of uncertainties concerning the availability of these types of grants to public companies. We have identified and applied for several new grant and contract opportunities from various federal agencies, other than SBIR grants, that may provide funding for research activities in 2006 and beyond. As a result of our efforts to seek new sources of funding, in October 2005, we were awarded a subcontract under a grant issued to Case Western Reserve University (Case) by the National Center for Medical Rehabilitation Research (NCMRR), a component of the National Institute of Child Health and Human Development (NICHD). The subcontract provides us, in conjunction with other collaborators, with the financial resources to support the joint development of a neuroprosthetic system capable of restoring partial arm and hand function to individuals with extensive paralysis due to high cervical spinal cord injury. We are scheduled to receive up to $2.3 million from the subcontract over the five-year period covered by the grant. There can be no assurance, however, that we will receive the full $2.3 million potential of the new grant or receive any additional funding from any other grant or contract opportunities applied for by us until each selection process is finalized and the applicable grant or contract is awarded. We finalized the subcontract with Case on March 31, 2006 and recognized revenue during the three months ended March 31, 2006 related to services performed from September 2005, the initial period covered by the subcontract, through March 31, 2006.
Expenses
Research and Development. Research and development expenses decreased $58,000 to $1,396,000 for the three months ended March 31, 2006 from $1,454,000 for the three months ended March 31, 2005. The decrease was due in part to a decrease in non-employee stock-based compensation expense of $121,000 due to a change in the fair value of unvested options. Stock-based compensation expense related to non-employees can fluctuate substantially from quarter to quarter based on the market value of our common stock and the number of options not yet vested at the end of each quarter. This decrease was partially offset by an increase of approximately $78,000 of outside consulting services used in connection with the continued development of the Andara programs acquired in February 2006.
Sales and Marketing. Sales and marketing expenses increased $28,000 to $110,000 for the three months ended March 31, 2006, from $82,000 for the three months ended March 31, 2005. The increase is the result of an increase in compensation and increased travel and entertainment related to additional sales efforts for the NeuroPort Launch.
General and Administrative. General and administrative expenses decreased $33,000 to $1,054,000 for the three months ended March 31, 2006 from $1,087,000 for the three months ended March 31, 2005. The decrease was mainly attributable to a decrease in legal, accounting and other public company costs of approximately $69,000 offset by an increase in stock-based compensation expense of $48,000 as a result of the adoption of SFAS 123R.
Other Income and Expenses
Other Income (Expense), Net. Interest income increased $94,000 to $109,000 for the three months ended March 31, 2006 from $15,000 for the three months ended March 31, 2005. The increase in interest income is primarily the result of a higher average invested cash balance as well as higher interest rates. Interest expense increased $166,000 to $182,000 for the three months ended March 31, 2006 from $16,000 for the three months ended March 31, 2005. The increase is related to borrowings under the Loan and Master Security agreement with General Electric Capital Corporation.
Net Loss
Net Loss. Our net loss increased $1,654,000 to $3,901,000 for the three months ended March 31, 2006 from a net loss of $2,247,000 for the three months ended March 31, 2005. The increase is primarily a result of the $1,602,000 in process research and development charge recorded in connection with the acquisition of Andara and the impact of the adoption of SFAS 123R. Our net loss per common share increased $0.01 per share to $0.15 for the three months ended March 31, 2006 from $0.14 for the three months ended March 31, 2005. The increase in net loss per share would have been greater but for an increase in the weighted average common shares outstanding. The weighted average common shares outstanding increased 11,207,000 to 26,876,000 for the three months ended March 31, 2006 from 15,669,000 for the three months ended March 31, 2005 due to the 9,836,000 shares issued in connection with a private placement completed in September 2005 and 2,036,000 shares of unrestricted shares issued in connection with the acquisition of Andara.
Liquidity and Capital Resources
We have financed operations and internal growth since inception primarily through the private placements of equity and debt securities, as well as through revenue from product sales and sponsored research. We have received net proceeds of $25,234,000 from the private placement of equity securities through March 31, 2006. We have also received additional proceeds of $4,000,000 under a loan agreement and $1,103,000 under a capital lease line through March 31, 2006. As of March 31, 2006, we had $10,004,000 of cash and cash equivalents on hand.
Net cash used in operating activities was $2,282,000 for the three months ended March 31, 2006. The primary use of cash was to fund our operations. Included in our net loss for the three months ended March 31, 2006 of $3,901,000 were non-cash expenses totaling $2,135,000 consisting of the charge for in-process research and development of $1,602,000, stock-based compensation expense of $381,000, depreciation and amortization expense of $99,000 and non-cash interest of $53,000. The use of cash for operations included costs related to legal, audit and other fees, including investor relations, related to operating as a public company, and costs related to our clinical and research and development efforts. Working capital changes affecting our cash position include a use of cash resulting from a net decrease of $459,000 in accounts payable and accrued expenses. This decrease was primarily due to the payment of $425,000 of liabilities assumed under the Andara acquisition. In addition, there was a use of cash of $163,000 related to an increase in inventory primarily due to the buildup of our advanced neurological products to support anticipated sales in 2006. These uses of cash were partially offset by a net decrease of $105,000 in operating assets. Our prior operating costs are not representative of our expected ongoing costs. As we market and prepare for the launch of the NeuroPort™ System, and continue development of the BrainGate System and the Andara OFS Device, we expect our cash operating expenses to continue to increase for the foreseeable future. Since we are a developing business, our prior operating costs are not representative of our expected ongoing costs. As we continue to develop the BrainGate system, the NeuroPort device and the Andara OFS Device, we expect our monthly cash operating expenses to increase.
Net cash used in investing activities was $134,000 for the three months ended March 31, 2006. We used cash to purchase equipment totaling $113,000. In connection with the acquisition of Andara we used $21,000 primarily for legal and consulting costs associated with the transaction.
Net cash provided by financing activities was $1,074,000 for the three months ended March 31, 2006. On December 27, 2005, the Company entered into a Loan and Master Security Agreement (the “Loan”) with General Electric Capital Corporation (the “Lender”). The Agreement provides for borrowings in an amount up to $6,000,000, of which $4,000,000 is available immediately (“Tranche 1”) and the remaining $2,000,000 is available upon the achievement of certain milestones. As a condition to borrowing any funds under Tranche 1, the Company must first have paid all amounts outstanding and due under the Company’s existing Line of Credit and fully satisfied and discharged all liens, claims and encumbrances on our property and intellectual property arising from the Loan. Borrowings are collateralized by the assets of the Company, excluding intellectual property. The Loan provides for customary conditions to the Company’s ability to borrow, as well as customary covenants and default provisions; the Agreement also contains certain acceleration clauses. Borrowings under the agreement bear interest at the Federal Reserve’s Three-year Treasury Constant Maturities Rate plus 4.2 percent. The Company is required to make interest only payments on all draw-downs for the first six months and the remaining principal and interest will be repaid over 30 months. In connection with the Loan, the Company issued to the Lender a ten-year warrant to purchase 71,301 shares of common stock at an exercise price of $1.40 per share. The Company recorded the fair value of the warrants of $97,246 as deferred financing cost which is being amortized as interest expense over the term of the Loan. The fair value of the warrants was calculated using the Black-Scholes option pricing model with the following assumptions: 100% volatility, risk-free interest rate of 3.75%, no dividend yield, and a 10-year term.

On January 5, 2006, the Company paid all amounts due and owing under the Line of Credit. On January 10, 2006, the Company borrowed $4,000,000 under the Loan Agreement. The borrowings bear interest at 10.72% annually and interest only is payable for six months; thereafter, the borrowed amount will be payable in thirty equal monthly payments of principal plus interest. If the Company fails to pay any obligation when due under the Borrowing, the Lender may declare that all Borrowings are immediately due and payable. In connection with the execution of the Borrowing, the Company issued to the Lender a ten-year warrant to purchase 55,944 shares of the common stock at an exercise price of $1.79 per share. The warrant was valued $77,918 under the Black Scholes option pricing model with the following assumptions: 100% volatility, risk-free interest rate of 3.75%, no dividend yield and a 10-year term. The fair value of the warrant will be charged to interest expense over the thirty-six month term of the loan.
We have financed a portion of our property and equipment purchases through the establishment of equipment lines of credit. During 2006 we received proceeds from a capital lease line of $140,000 and we used approximately $66,000 to make payments under the capital lease line.
     Our future capital requirements will depend upon many factors, including advancement of our research and development programs and clinical studies, progress with marketing our technologies, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the necessity of, and time and costs involved in obtaining, regulatory approvals, competing technological and market developments, and our ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements.
     We expect to continue to incur negative cash flows and net losses for at least the foreseeable future. Based upon our current plans, we believe that our existing capital resources, plus the proceeds of the debt financing completed in January 2006, will be sufficient to meet our operating expenses and capital requirements through at least December 2006. However, changes in our business strategy, technology development or marketing plans or other events affecting our operating plans and expenses may result in the expenditure of existing cash before that time. If this occurs, our ability to meet our cash obligations as they become due and payable will depend on our ability to sell securities, borrow funds or some combination thereof. We may not be successful in raising the necessary funds on acceptable terms, or at all. Without sufficient funds, we may be required to delay, scale back or eliminate some of our research and development activities or delay the launch of our product candidates. If the Company is unable to raise sufficient additional financing we will not be able to continue our operations.
We may seek to increase our cash reserves, in addition to the debt financing completed in January 2006, by obtaining additional funding through public or private financing, including the placement of shares of preferred or common stock; or collaborative arrangements with strategic partners; or a combination of the two.
Off-Balance Sheet Arrangements
As of March 31, 2006, we had no off-balance sheet arrangements.
Critical Accounting Policies
This discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. We review our estimates on an on going basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in Note 2 to our consolidated financial statements, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our financial statements:
Revenue Recognition. We recognize revenue from product sales, research grants from the U.S. government through the Small Business Innovative Research (“SBIR”) program and research grants and contracts from other sources. Product sales consist of sales of our BIONIC® line of brain-computer interface equipment to universities and research hospitals involved in neurological research. Product sales are recognized in accordance with SEC Staff Accounting Bulletin (SAB) 104, Revenue Recognition, when persuasive evidence of an arrangement exists, fees are fixed or determinable, delivery has occurred and collection is reasonably assured. Revenue is not recognized until title and risk of loss have transferred to the customer, which occurs at the time of shipment. Terms for all customers are FOB shipping. The product operates without any custom configuration or installation. Product sales do not contain multiple elements. Following shipment, there are no customer acceptance requirements or installation obligations or continuing service requirements incumbent on us. Terms of product sales contain no contractual rights of return. In practice, we have not experienced or granted rights of return.
We recognize revenues from research grants as reimbursable, eligible costs are incurred. Eligible costs typically include direct labor costs, other direct costs as outlined in the grant, such as lab materials and supplies and consulting costs, and an overhead allocation as specifically defined by the grant. In accordance with Emerging Issues Task Force (EITF) 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, we record grant revenues on a gross basis as we are the primary obligor with respect to our research and development activities. We are subject to grant audits as required by the Department of Health and Human Services. Audits may result in adjustments to the amount of grant revenues recorded and funds received. Historically, we have not been required to make any adjustments to the amount of grant revenues recorded and funds received as a result of grant audits.
Accounts Receivable. Accounts receivable represent amounts due from customers for goods shipped. We extend 30-day payment terms to our customers, and we do not require collateral. We periodically assess the collectibility of our receivables and establish reserves, as necessary, based on various considerations including customer credit history, payment patterns, and aging of accounts. Once management determines an account receivable is not collectible, the account is written off. We have not experienced significant collection problems to date. If our collection history or aging of accounts receivable deteriorates, we may have to record a charge to operations to establish an allowance for doubtful accounts.
Inventories. Inventories are stated at the lower of cost (determined using the first-in, first-out method) or market. Inventories consist of work-in-process and finished goods. We periodically review our inventory for excess, obsolescence or quality issues. Should we conclude that we have inventory for which we cannot recover our costs as a result of such review, we would have to record a charge to operations classified as cost of products sold.
Long-lived Assets. Our long-lived assets include fixed assets, identifiable intangibles, consisting of acquired patent technology, research grants, and goodwill.
Property and Equipment and Identifiable Intangible Assets. We periodically review our property and equipment and identifiable intangible assets for impairment. In determining whether an asset is impaired, we must make assumptions regarding recoverability of costs, estimated future cash flows from the asset, intended use of the asset and other related factors. If these estimates or their related assumptions change, we may be required to record impairment charges for these assets.
Goodwill. In assessing the recoverability of our goodwill, we make assumptions, at least annually, regarding its fair value, including estimated future cash flows and other factors. We currently make this annual assessment as of October 1 each year. This process is subjective and requires judgment. If these estimates or their related assumptions change in the future, or if actual cash flows are below estimates, we may be required to record goodwill impairment charges.
Stock-Based Compensation. Prior to January 1, 2006, the Company accounted for stock-based awards issued to employees under its stock-based compensation plans using the intrinsic value method in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations. Accordingly, no compensation expense was recorded for options awarded to employees with exercise prices equal to or in excess of the stock’s fair market value on the grant date. The Company elected to adopt, for periods prior to January 1, 2006, the disclosure requirements of FASB Statement No. 123, Accounting for Stock-Based Compensation, as amended by FASB Statement No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure (collectively, SFAS 123) which used a fair value based method of accounting for share-based awards. Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payments (SFAS 123R) using the modified prospective transition method. In conjunction with the adoption of SFAS 123R, the Company applied the principles of Staff Accounting Bulletin No. 107 (SAB 107), which provides guidance on the implementation of SFAS 123R.

SFAS 123R requires companies to record compensation expense for stock options measured at fair value, on the date of grant, using an option-pricing model. The Company elected to determine the fair value of stock options using the Black-Scholes valuation model, which is consistent with the Company’s valuation techniques previously utilized under SFAS 123.
The Company accounts for stock-based awards issued to non-employees in accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123) and EITF No. 96-18, Accounting For Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (EITF 96-18), under which compensation expense is generally recognized over the vesting period of the award.
Recently Issued Accounting Standards
In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (SFAS 154), a replacement for APB Opinion No. 20, Accounting Changes (APB 20), and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. This statement changes the requirements for the accounting for and reporting of a change in accounting principle. It applies to all voluntary changes in accounting principle as well as to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This statement requires voluntary changes in accounting principles be recognized retrospectively to financial statements for prior periods, rather than recognition in the net income of the current period. Retrospective application requires restatements of prior period financial statements as if that accounting principle had always been used. This statement carries forward without change the guidance contained in APB 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. We are required to adopt the provisions of SFAS 154 for accounting changes and corrections of errors made in fiscal years beginning after December 31, 2005. At this time, we do not believe the adoption of this standard will have a material impact on our results of operations.
Item 3. Controls and Procedures.
Disclosure Controls and Procedures.
The Company’s management, with the participation of the Company’s Chief Executive Officer and Vice President, Finance, has evaluated the effectiveness of the Company’s disclosure controls and procedures (as such term is defined in Rule 13a-15(ef) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the Company’s Chief Executive Officer and Vice President, Finance, have concluded that, as of the end of such period, the Company’s disclosure controls and procedures are effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act. The Company’s Chief Executive Officer and Vice President, Finance, have further concluded that, as of the end of such period, the Company’s controls and procedures are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s Chief Executive Officer and Vice President, Finance, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.
Internal Control Over Financial Reporting.
There have not been any changes in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) during the Company’s fiscal quarter ended September 30, 2005, that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.
Part II: Other Information
Item 1. Legal Proceedings
We are not a party to any material legal proceedings.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds
Not applicable.
Item 3. Defaults Upon Senior Securities
Not applicable.
Item 4. Submission of Matters to a Vote of Security Holders
Not applicable.
Item 5. Other Information
On May 10, 2006, the Company issued a press release announcing its financial results for the quarter ended March 31, 2006. A copy of this press release is attached hereto as Exhibit 99.1.
Item 6. Exhibits
The exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

SIGNATURES
     In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

By:	/s/ Timothy R. Surgenor

Timothy R. Surgenor
President and Chief Executive Officer
(Principal Executive Officer)

Date: May 15, 2006

By:	/s/ Kimi E. Iguchi

Kimi E. Iguchi
Vice President, Finance (Principal Financial and
Accounting Officer)

Date: May 15, 2006

EXHIBIT INDEX

31.1	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of the Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1 *	Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2 *	Certification of the Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.1 *	Press release dated May 10, 2006 announcing results for the quarter ended March 31, 2006.

*	This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Exhibit 31.1
CERTIFICATIONS
I, Timothy R. Surgenor, President and Chief Executive Office, certify that:
1.	I have reviewed this quarterly report on Form 10-QSB of Cyberkinetics Neurotechnology Systems, Inc;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report.
4.	The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:
     (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
     (b) Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
     (c) Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and
5. The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of small business issuer’s board of directors (or persons performing the equivalent function):
     (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and
     (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: May 15, 2006

/s/ Timothy R. Surgenor

Timothy R. Surgenor

Exhibit 31.2
CERTIFICATIONS
I, Kimi E. Iguchi, Vice President, Finance, certify that:
1.	I have reviewed this quarterly report on Form 10-QSB of Cyberkinetics Neurotechnology Systems, Inc;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report.
4.	The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:
     (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
     (b) Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
     (c) Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and
5. The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of small business issuer’s board of directors (or persons performing the equivalent function):
     (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and
     (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: May 15, 2006

/s/ Kimi E. Iguchi

Kimi E. Iguchi

Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-QSB of Cyberkinetics Neurotechnology Systems, Inc. (the “Company”) for the period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy R. Surgenor, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Timothy R. Surgenor

Timothy R. Surgenor
President and Chief Executive Officer
May 15, 2006

Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-QSB of Cyberkinetics Neurotechnology Systems, Inc. (the “Company”) for the period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kimi E. Iguchi, Vice President, Finance of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kimi E. Iguchi

Kimi E. Iguchi
Vice President, Finance
May 15, 2006

Exhibit 99.1
Cyberkinetics Announces Results for the First Quarter Ended March 31, 2006
FOXBOROUGH, Mass.—(BUSINESS WIRE)—May 10, 2006—Cyberkinetics Neurotechnology Systems, Inc. (OTCBB: CYKN; “Company;” “Cyberkinetics”), a neurotechnology company focused on neurostimulation and neural sensing, today released financial results for the first quarter ended March 31, 2006, and provided updates on the Company’s progress on key development programs.
Total revenues for the quarter ended March 31, 2006, were $385,000 as compared to $421,000 for the same quarter in 2005. The Company reported a net loss of $3.9 million, or $0.15 per share, for the quarter ended March 31, 2006, compared to a net loss of $2.2 million, or $0.14 per share, in 2005. The increased net loss was attributable to the recognition of a one-time, non-cash charge for in-process research and development of $1.6 million during the quarter related to the acquisition of Andara™ Life Science, Inc. Cash used in operations was $2.3 million in the first quarter of 2006, as compared to $1.4 million for the first quarter of 2005. Cyberkinetics ended the quarter with approximately $10.0 million in cash and cash equivalents, compared to $11.3 million at year-end 2005.
“During the quarter, we acquired the Andara™ Oscillating Field Stimulator (OFS) technology platform, which gives us a unique entry point into the multi-billion-dollar neurostimulation market and is a candidate for accelerated approval in the treatment of spinal cord injuries,” stated Timothy R. Surgenor, President and Chief Executive Officer of Cyberkinetics. “We also continued to make progress in the development of our neural interface programs – the BrainGate and NeuroPort™ Systems – by expanding our clinical activities. We believe we are now well positioned to drive shareholder value as we execute on our plans for these exciting programs.”
First Quarter and Recent Operational Highlights
The Andara™ OFS Device Technology — Designed to Repair Neural Connections that Result from Spinal Cord Injury
—	In February 2006, Cyberkinetics acquired privately owned Andara™ Life Science, Inc. and gained rights to a portfolio of neural repair technologies including the proprietary Andara™ OFS Device. Peer reviewed, published data from a ten-patient, Phase Ia Clinical Trial of the Andara™ OFS Device provides initial data on the ability to restore sensation and some movement in those with acute spinal cord injuries who would otherwise not be expected to improve from their injuries.

—	The Company’s Humanitarian Use Device (HUD) designation filing is under review by the U.S. Food and Drug Administration. Upon obtaining the HUD designation, Cyberkinetics expects to file a Humanitarian Device Exemption (HDE) application in 2006. If successful in obtaining the HDE, Cyberkinetics could market the product as early as the first quarter of 2007.

—	In April 2006, results from a preclinical study were reported at the American Association of Neurological Surgeons in San Francisco that demonstrate – for the first time – that a combination therapy induced nerve regeneration and functional recovery in a preclinical model of chronic, or “old” spinal cord injuries. This combination system is called the Andara™ OFS PLUS System and is the subject of a patent filing to which Cyberkinetics holds an exclusive, worldwide license.

—	In April 2006, two preclinical studies published in the Journal of Neuroscience Research indicate that hydralazine, a compound for which Cyberkinetics holds an exclusive, worldwide license, may prevent neural cell death by halting the toxic chemical process that normally occurs following an injury.
BrainGate System — Designed to Restore Function via Direct Brain-Computer Control of Communication and Other Devices
—	A total of four participants have been enrolled in pilot trials of the Company’s BrainGate Neural Interface System, including one participant in the pilot trial for ALS (amyotrophic lateral sclerosis or Lou Gehrig’s disease) and other motor neuron diseases. During the quarter, development and clinical testing with these participants continued, with a focus on developing a broader understanding of the overall potential of the neural interface, as well as exploring – for the first time – whether a person with ALS, which is a neurodegenerative condition, can utilize the BrainGate System.

—	Investigators associated with these pilot trials will be presenting updated results in June 2006 at the American Association of Stereotactic and Functional Neurosurgeons Conference and at the American Spinal Cord Injury Association Conference, as well as at several other scientific meetings later in the year.

—	Also during the first quarter 2006, the Company executed a subcontract under the terms of a five year, $4.4 million contract awarded to Case Western Reserve University in 2005 by the National Center for Medical Rehabilitation Research. Completion of this subcontract allowed the Company to recognize revenue for activities associated with this program during the quarter.
The NeuroPort™ System — Designed to Detect Neural Signals
—	In March 2006, Cyberkinetics and Columbia University Medical Center (“Columbia”) entered into a collaborative agreement to evaluate the utility of brain electrical activity recordings obtained using Cyberkinetics’ NeuroPort™ System. Columbia researchers intend to use the NeuroPort™ System to improve understanding of certain abnormal human brain processes, which may include those commonly associated with epileptic seizures, Parkinson’s disease and other movement disorders, as well as many other neurological diseases. As part of the agreement, Cyberkinetics has an option to license any inventions derived from the research collaboration.
Conference Call Instructions
Cyberkinetics’ management will hold a conference call at 1:00 pm Eastern Time, Wednesday, May 10, 2006, to discuss results of the first quarter 2006. Those who would like to participate in the conference call should dial 800-299-0148, or 617-801-9711 for international participants, and use the pass code 15669955. To access a replay of the conference call, which will be available from 3:00 pm Eastern Time on May 10 until 5:00 pm Eastern Time on May 17, please dial 888-286-8010, or 617-801-6888 for international callers, and use the pass code 19135953.
An audio webcast of the conference call will also be available at www.cyberkineticsinc.com. The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via www.streetevents.com, a password-protected event management site.
About Cyberkinetics Neurotechnology Systems, Inc.
Cyberkinetics Neurotechnology Systems, Inc., a leader in the neurotechnology industry, is developing neural stimulation, sensing and processing technology to improve the lives of those with severe paralysis resulting from spinal cord injuries, neurological disorders and other conditions of the nervous system. Cyberkinetics’ product development pipeline includes: the FDA cleared-to-market NeuroPort™ System, a neural monitor designed for acute inpatient applications and labeled for temporary (less than 30 days) recording and monitoring of brain electrical activity; the Andara™ Oscillating Field Stimulator (OFS) Device, an investigative device designed to stimulate regeneration of the neural tissue surrounding the spinal cord; and the BrainGate System, an investigative device designed to provide communication and control of a computer, assistive devices, and, ultimately, limb movement. Additional Information is available at Cyberkinetics’ website at http://www.cyberkineticsinc.com.
Forward-Looking Statements
This announcement contains forward-looking statements, including statements about Cyberkinetics’ product development plans and progress, potential development of proprietary inventions and benefits that may be realized by certain research programs. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and can be identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate” or other comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements and reported results shall not be considered an indication of our future performance. Factors that might cause or contribute to such differences include our limited operating history; our lack of profits from operations; our ability to successfully develop and commercialize our proposed products; a lengthy approval process and the uncertainty of FDA and other governmental regulatory requirements; clinical trials may fail to demonstrate the safety and effectiveness of our products; the degree and nature of our competition; our ability to employ and retain qualified employees; compliance with recent legislation regarding corporate governance, including the Sarbanes-Oxley Act of 2002; as well as those risks more fully discussed in our public filings with the Securities and Exchange Commission, all of which are difficult to predict and some of which are beyond our control.
Financial results for the quarter ended March 31, 2006 are summarized in the tables below.
Cyberkinetics Neurotechnology Systems, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Revenues:
Product sales	$132,200	$249,492
Grant income	252,480	171,798

Total revenues	384,680	421,290

Operating expenses:
Cost of product sales	49,768	44,656
Research and development	1,396,278	1,453,623
Sales and marketing	109,979	82,492
General and administrative	1,054,089	1,087,030
Purchased in-process research and development	1,602,239	—

Total operating expenses	4,212,353	2,667,801

Operating loss	(3,827,673)	(2,246,511)

Other income (expense):
Interest income	108,832	15,331
Interest expense	(181,816)	(16,193)

Other expense, net	(72,984)	(862)

Net loss	$(3,900,657)	$(2,247,373)

Basic and diluted net loss attributable to common stockholders per common share	$(0.15)	$(0.14)

Shares used in computing basic and diluted net loss attributable to common stockholders per common share	26,876,209	15,669,077

Cyberkinetics Neurotechnology Systems, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
	March 31,	December 31,
	2006	2005
Assets
Current Assets
Cash and cash equivalents	$10,004,471	$11,346,372
Other current assets	1,109,801	1,051,038
Net property and equipment	670,625	619,433
Other assets	2,259,564	348,545

Total assets	$14,044,461	$13,365,388

Liabilities and stockholders’ equity
Current liabilities	2,702,336	2,158,810
Long-term liabilities	3,529,174	2,864,327

Stockholders’ equity:
Common stock, $0.001 par value	30,189	27,158
Additional paid-in-capital	33,694,070	31,112,108
Common stock held in escrow	(13,000)	(13,000)
Deferred stock-based compensation	—	(786,364)
Accumulated deficit	(25,898,308)	(21,997,651)

Total stockholders’ equity	7,812,951	8,342,251

Total liabilities and stockholders’ equity	$14,044,461	$13,365,388

CONTACT:	Cyberkinetics Neurotechnology Systems, Inc.
Elizabeth A. Razee, 508-549-9981, Ext. 109
Manager, Corporate Communications
or
The Investor Relations Group:
Jordan Silverstein, Investor Relations
Kevin Murphy, Media Relations
212-825-3210

SOURCE:	Cyberkinetics Neurotechnology Systems, Inc.